                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Under Rule 14a-12

                                   REMEC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ]  No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          COMMON STOCK OF REMEC, INC., PAR VALUE $.01 PER SHARE
--------------------------------------------------------------------------------
     (2) Aggregate number of securities, par value $.01 per share which transaction applies:

          18,210,000 SHARES OF REMEC COMMON STOCK
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $14.37 (AVERAGE OF HIGH AND LOW PER SHARE PRICES OF THE ALLGON B STOCK AS OF OCTOBER 30, 2000, BASED ON THE EXCHANGE RATE ON THAT DATE)
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          29,265,912 SHARES OF ALLGON CLASS A AND CLASS B STOCK MULTIPLIED BY $14.37 = $420,551,155.44
--------------------------------------------------------------------------------
     (5)  Total fee paid:

          $84,110.23
--------------------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3)  Filing Party:

--------------------------------------------------------------------------------
     (4)  Date Filed:

--------------------------------------------------------------------------------

                                  [REMEC LOGO]

                           NOTICE OF SPECIAL MEETING,
                         PROXY STATEMENT AND PROXY CARD

                                      FOR

                        SPECIAL MEETING OF SHAREHOLDERS

                                     DATED
                               NOVEMBER 16, 2000

                                  [REMEC LOGO]

              A PROPOSAL TO APPROVE A SIGNIFICANT ACQUISITION AND
                      THE ISSUANCE OF ADDITIONAL SHARES OF
                               REMEC COMMON STOCK
                          -- YOUR VOTE IS IMPORTANT --

Dear Shareholders of REMEC, Inc.:

     We have made a tender offer to the shareholders of Allgon AB ("Allgon"), a Swedish public company whose Class B shares are listed on the OM Stockholm Exchange. Our tender offer has been recommended by the board of directors of Allgon. In addition, the holders of Allgon's Class A shares, which have over 26% of the voting control of Allgon, have agreed in writing to tender their shares to us.

     According to the terms of our tender offer, we could acquire up to all of the currently issued and outstanding shares of Allgon Stock (Class A and Class
B) in exchange for up to 18,210,000 shares of our common stock (the "Acquisition"). Our offer also includes elective cash components ("Cash Components"), described further below, aggregating up to $125 million, which will reduce the total number of REMEC shares to be issued in the Acquisition. REMEC has also purchased approximately 1 million shares of Allgon stock in the open market at a weighted average cost per share of approximately $13.50. These purchases further reduce the number of our shares to be issued in the Acquisition and increase the amount of cash we are spending on the Acquisition. As of November 1, Allgon's share price was $15.09 per share (using the prevailing USD/SEK exchange rate on that date).

     Under the terms of our offer, if at least 66.67% of the total number of shares and votes of Allgon tender their Allgon shares for acquisition by REMEC (or if we waive this requirement) and the Acquisition is approved by the vote of at least 50% of the shares of REMEC common stock issued and outstanding as of our record date, Allgon will become a subsidiary of REMEC. If less than 100% of the outstanding shares of Allgon are tendered to us, we will issue fewer shares of REMEC stock. If we gain control of Allgon through this tender offer, we intend to delist the company from the OM Stockholm Exchange.

     We require your approval for the Acquisition to comply with the California Corporations Code and the Nasdaq Marketplace Rules as the maximum issuance of shares of REMEC common stock that may be made in conjunction with the Acquisition is in excess of 20% of the number and vote of shares of REMEC common stock outstanding immediately prior to the Acquisition.

     We are proposing the Acquisition because we believe the combined strengths of our two companies will enable us to create a global leader in the wireless infrastructure market. We believe that REMEC and Allgon have highly complementary products and technologies and that significant synergistic benefits will accrue from our combination.

     The number of shares of REMEC common stock offered for each share of Allgon Class A or Class B stock will be determined based on the average closing price of REMEC common stock during the 10 trading day period ending two days prior to the expiration of our tender offer (currently expected to be December 15, 2000), as follows:

     - If the average REMEC share price equals or exceeds $29.00, Allgon shareholders will receive 0.538169 shares of REMEC common stock for each Allgon Class A or Class B share tendered by them and we will issue a maximum of 15,750,006 shares to Allgon shareholders in the Acquisition.

     - If the average REMEC share price is less than or equal to $24.00, the shareholders of Allgon will receive 0.622169 shares of REMEC common stock for each Allgon Class A or Class B share tendered by them and we will issue a maximum of 18,210,000 shares to Allgon shareholders in the Acquisition.

     - If the average REMEC share price is between $24.00 and $29.00, then the exchange ratio will be adjusted proportionally from 0.538169 to a maximum of 0.622169 according to a formula described more fully in our accompanying proxy statement.

     There are also two Cash Components to our tender offer. First, each Allgon shareholder will have the opportunity to sell to us up to 500 shares of Allgon Stock for approximately $15.67 per share in cash (using the prevailing USD/SEK exchange rate on October 27, 2000).

     Second, if the amount of shares tendered for cash under the first option is less than $125 million in the aggregate, then the aggregate difference will be available on a pro-rata basis to shareholders of Allgon who elect to receive cash in lieu of shares at a price per share determined by a formula described more fully in our accompanying proxy statement.

     In addition, we are offering approximately $.95 in cash for each of the 400,000 outstanding Allgon warrants for an aggregate consideration of approximately $380,000. Specifics of the terms of our offer to the Allgon shareholders are outlined in the attached proxy statement.

     The shares of our common stock issuable pursuant to the Acquisition will primarily be represented by Swedish Depositary Receipts ("SDRs"), with one SDR representing one share of REMEC common stock. We intend to list the SDRs on the OM Stockholm Exchange.

     On October 27, 2000, the record date for determining shareholders entitled to vote on the Acquisition, the closing price of REMEC's common stock on the Nasdaq National Market was $28.00 per share.

     The board of directors of REMEC has determined the Acquisition to be fair to the shareholders of REMEC and in their best interests. The board of directors of REMEC recommends that you vote FOR the Acquisition.

     The proxy statement provides detailed information concerning Allgon, the Acquisition and the related issuance of shares of REMEC common stock.

     SHAREHOLDERS OF REMEC ARE INVITED TO ATTEND THE REMEC SPECIAL MEETING TO VOTE ON THE ABOVE ACQUISITION AND RELATED ISSUANCE.

     The date, time and place of the special meeting is as follows:

                                  December 20, 2000
                                  10:00 a.m. PST
                                  REMEC, Inc.
                                  9404 Chesapeake Drive
                                  San Diego, CA 92123

     YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure your shares are represented at the special meeting. Please take the time to vote by completing and mailing the enclosed proxy card in the enclosed pre-paid envelope. Returning the proxy card does not deprive you of your right to attend the special meeting and to vote your shares in person.

     We strongly support this Acquisition and join with our board of directors in enthusiastically recommending that you vote in favor of the Acquisition and related issuance.

                                          [signature]

                                          Ronald E. Ragland
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer of REMEC, Inc.

     Neither the United States Securities and Exchange Commission nor any state securities regulator has approved the issuance of common stock in the Acquisition or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

     This proxy statement is dated November 16, 2000, and was first mailed to shareholders on or about November 16, 2000.

                                  [REMEC LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 20, 2000

To Our Shareholders:

     A special meeting of shareholders of REMEC, Inc. will be held at our principal offices at 9404 Chesapeake Drive, San Diego, California on December 20, 2000 at 10:00 a.m., Pacific Standard Time, for the following purposes:

          1. To approve the acquisition by REMEC of up to all of the outstanding shares of Allgon AB (publ) tendered to REMEC pursuant to a tender offer made by REMEC to the Allgon shareholders and the related issuance of a maximum of 18,210,000 shares of REMEC common stock to the holders of Allgon Stock who tender their shares to REMEC (the "Acquisition Proposal"). In connection with the acquisition, REMEC will issue a maximum of 0.622169 of a share of its common stock for each outstanding share of Allgon Stock tendered to REMEC.

          2. To transact any other business that may properly come before the special meeting or any adjournment.

Each of the foregoing items of business is more fully described in the attached proxy statement, which we urge you to read carefully.

     Shareholders of record at the close of business on October 27, 2000 (the "Record Date") are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. The Acquisition cannot be completed unless the holders of a majority of the shares of REMEC common stock issued and outstanding on the Record Date approve the Acquisition Proposal.

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. ANY EXECUTED BUT UNMARKED PROXY CARDS WILL BE VOTED FOR APPROVAL OF THE ACQUISITION PROPOSAL. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors
                                          of REMEC, Inc.

                                          [signature]

                                          Michael D. McDonald,
                                          Secretary

San Diego, California
November 16, 2000

                                  REMEC, INC.
                           -------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of REMEC, Inc. for use at REMEC's Special Meeting of Shareholders to be held Wednesday, December 20, 2000 at 10:00 a.m., Pacific Standard Time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at REMEC's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, 92123. The telephone number at that address is (858) 560-1301.

     These proxy solicitation materials were mailed on or about November 16, 2000 to all shareholders entitled to vote at the Special Meeting.

                           SUMMARY OF THE TRANSACTION

     - We have made a tender offer to the shareholders of Allgon AB (publ), a Swedish public company ("Allgon") whereby we would acquire up to all of the currently issued and outstanding shares of Allgon in exchange for up to $125 million in cash and, assuming no cash consideration is selected by the shareholders of Allgon, up to 18,210,000 shares of our common stock (the "Acquisition"). We have purchased, for cash, approximately 1 million shares of Allgon's Class B stock in open market transactions.

     - The number of shares of REMEC common stock offered for each Allgon share will be between approximately 0.54 and 0.62 shares depending on the average share price of the REMEC common stock during the 10 trading day period ending two days prior to the expiration of our tender offer, currently expected to be December 15, 2000. Assuming an exchange ratio of 0.622169, we will issue a maximum of 18,210,000 shares of our common stock to Allgon shareholders. Each Allgon shareholder will also have the opportunity to sell to us up to 500 shares of Allgon Stock for approximately $15.67 in cash per share (based on the prevailing USD/SEK exchange rate). In addition, we are offering approximately $380,000 in cash for the 400,000 outstanding Allgon warrants.

     - We require your approval for the Acquisition to comply with the California Corporations Code and the Nasdaq Marketplace Rules as the maximum issuance of shares of REMEC common stock that may be made in conjunction with the Acquisition is in excess of 20% of the number and vote of shares of REMEC common stock outstanding immediately prior to the Acquisition.

     - Under the terms of our offer, if at least 66.67% of the total number of shares and votes of Allgon tender their shares for acquisition by REMEC (or if we waive this requirement) and the Acquisition is approved by the vote of at least 50% of the shares of REMEC common stock issued and outstanding as of our record date, we will complete the Acquisition and Allgon will become a subsidiary of REMEC.

     - We are proposing the Acquisition because we believe the combined strengths of our two companies will enable us to create a global leader in wireless infrastructure companies. We believe that REMEC and Allgon have highly complimentary products and technologies and that significant synergistic benefits will accrue from our combination.

     - The shares of our common stock to be issued to Allgon shareholders will primarily be represented by Swedish Depositary Receipts, which will be traded on the OM Stockholm Exchange.

     For a more detailed description of the transaction, see "The Acquisition" on page 5 of this proxy statement.

                             ABOUT REMEC AND ALLGON

ABOUT REMEC:

REMEC, Inc.
9404 Chesapeake Drive
San Diego, CA 92123
Telephone: (858) 560-1301

     REMEC is a leading designer and manufacturer of high frequency subsystems used in the transmission of voice, video and data traffic over wireless communications networks. Our products are designed to improve the capacity, efficiency, quality and reliability of wireless communications infrastructure equipment. We also develop and manufacture highly sophisticated wireless communications equipment used in the defense industry, including communications equipment integrated into tactical aircraft, satellites, missile systems and smart weapons. We manufacture products that operate at the full range of frequencies currently used in wireless communications transmission, including at radio frequencies, or RF, microwave frequencies and millimeter wave frequencies. By offering products that cover the entire frequency spectrum for wireless communications, we are able to address opportunities in the worldwide mobile wireless communications market as well as the global fixed access broadband wireless market.

RECENT EVENT

     On October 11, 2000, REMEC transferred all of its stock in its subsidiary, REMEC Canada Incorporated, to Ascentia, Inc., a newly formed company, in return for preferred stock representing ownership of 75% of the shares of Ascentia on a fully diluted basis. Dr. Justin Miller, formerly President of REMEC Nanowave, Inc., a wholly-owned subsidiary of REMEC Canada Incorporated, owns approximately 5.8% of the outstanding shares of common stock of Ascentia on a fully-diluted basis. In connection with the transaction, Dr. Miller entered into a 4 year employment agreement with REMEC Nanowave, Inc., pursuant to which he will receive a salary of $178,000 per year.

ABOUT ALLGON:

Allgon AB
Antennvagen 6
SE-187 80 TABY
Telephone: 011-46-8-540-82200

     Allgon's business is to develop, market and produce radio-based solutions and other products for wireless telephony and data communication. Allgon's product range consists of antenna systems for infrastructure in mobile telephone networks; filters, combiners and similar products for base stations; repeater networks; microwave equipment; mobile telephone antennas; antenna solutions for vehicles; wireless local networks; and bluetooth products. Customers are operators of mobile telephone networks, system, telephone and vehicle manufacturers as well as distributors.

     Allgon has offices in eight countries on four continents. Its head office is located in Stockholm, Sweden. Sales are made to some 60 countries, of which 87% of sales involve customers outside Sweden.

IMPORTANT NOTICE TO READER: SOURCE OF INFORMATION ON ALLGON

     We have been unable to receive from Allgon's management for inclusion in this proxy statement information concerning Allgon or its business or properties. As a consequence, all information concerning Allgon or its business or properties included in this proxy statement has been obtained by REMEC from publicly available sources. In addition, all financial information concerning Allgon (including the Allgon financial statements included in this proxy statement) has been obtained from publicly available sources.

Allgon's stated reluctance to participate in our proxy statement process emanates from their concern that such participation requires acceptance of United States securities laws and jurisdiction (including the possibility of being sued in the United States courts) rather than the securities laws and jurisdiction of Sweden. Fewer than 10% of Allgon's outstanding shares are held in the United States. REMEC is unable to verify the Allgon information contained in this proxy statement; however, REMEC believes such information to be true and correct.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND OUTSTANDING SHARES

     Only REMEC shareholders of record at the close of business on October 27, 2000 are entitled to notice of and to vote at the Special Meeting. As of October
27, 2000, there were [               ] shareholders of record holding an
aggregate of approximately 44,449,575 shares of REMEC common stock.

     On or about November 16, 2000, a notice meeting the requirements of California law was mailed to all shareholders of record as of October 27, 2000.

VOTE REQUIRED

     Each shareholder is entitled to one vote for each share of REMEC common stock on all matters at the Special Meeting.

     Pursuant to the California Corporations Code, the affirmative vote of a majority of the outstanding shares is required to approve the Acquisition Proposal. This vote is also sufficient to satisfy the Nasdaq Marketplace Rules.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of REMEC common stock entitled to vote at the Special Meeting will constitute a quorum. Abstentions and broker non-votes will be treated as votes against the Acquisition Proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

GENERAL PROXY INFORMATION

     Each of the persons named as proxies in the proxy is an officer of REMEC. All shares of REMEC common stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the Acquisition Proposal.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of REMEC at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of REMEC before the taking of the vote at the Special Meeting; (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to REMEC at 9404 Chesapeake Drive, San Diego, California 92123, Attention: Secretary, or hand-delivered to the Secretary of REMEC, in each case at or before the taking of the vote at the Special Meeting.

HOW WE SOLICIT PROXIES AND WHO PAYS EXPENSES

     The cost of the solicitation of REMEC shareholders will be borne by REMEC. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain REMEC directors, officers and regular employees personally or by telephone, telegram, letter or facsimile. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and we will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF REMEC. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                           REMEC SHAREHOLDER PROPOSAL

     California Corporations Code Section 1201 requires that we obtain shareholder approval for the Acquisition because it is an "exchange reorganization" within the meaning of the California Corporations Code. In addition, Nasdaq Marketplace Rule 4460 requires that we obtain shareholder approval for the Acquisition (and associated share issuance) because the Acquisition will most probably cause an issuance of REMEC common stock in excess of 20% of the number and vote of shares of REMEC common stock outstanding immediately before the Acquisition.

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is required under the California Corporations Code for approval of the Acquisition Proposal and is also sufficient to satisfy Nasdaq's shareholder approval requirements.

     Shareholders of REMEC will not have preemptive rights with respect the shares of REMEC common stock to be issued in connection with the Acquisition. Additional information relating to this proposal is contained in "The Acquisition" below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ACQUISITION PROPOSAL AT THE SPECIAL MEETING.

                                THE ACQUISITION

TERMS OF THE ACQUISITION

     We are seeking to acquire from the Allgon shareholders up to all of the 29,265,912 shares of Allgon Class A and Class B stock now outstanding. We are also seeking to acquire from Allgon warrant holders up to all of the 400,000 Allgon warrants now outstanding and exercisable for shares of Allgon Class B stock. We propose to acquire the Allgon Stock in exchange for cash and shares of our common stock. We propose to acquire the Allgon warrants in exchange for cash. Our offer is being made pursuant to a tender offer conforming to the laws of Sweden and Rule 802 of the United States Securities Act of 1933, as amended.

     The REMEC common stock being issued pursuant to the Acquisition will not be registered pursuant to the Securities Act of 1933, as amended, on the basis that the issuance is exempt from registration pursuant to Rule 802 promulgated pursuant to such Act. Resales of such securities will also be exempt from registration in the United States pursuant to exemptions in such Act unless the shares of Allgon Stock originally tendered for REMEC common stock constituted "restricted securities" pursuant to United States securities laws. It is not currently contemplated that any of the shares of Allgon Stock being tendered would constitute such "restricted securities."

PAYMENTS TO ALLGON SHAREHOLDERS AND WARRANT HOLDERS

     The number of shares of REMEC common stock offered for each share of Allgon Class A or Class B stock will be determined based on the average closing price of REMEC common stock during the 10 trading day period ending two days prior to the expiration of our tender offer (currently expected to be December 15, 2000), as follows:

     - If the average REMEC share price equals or exceeds $29.00, Allgon shareholders will receive 0.538169 shares of REMEC common stock for each Allgon Class A or Class B share tendered by them and we will issue a maximum of 15,750,006 shares to Allgon shareholders in the Acquisition.

     - If the average REMEC share price is less than or equal to $24.00, the shareholders of Allgon will receive 0.622169 shares of REMEC common stock for each Allgon Class A or Class B share tendered by them and we will issue a maximum of 18,210,000 shares to Allgon shareholders in the Acquisition.

     - If the average REMEC share price is between $24.00 and $29.00, then the exchange ratio will be adjusted proportionally from 0.538169 to a maximum of 0.622169 according to the following formula:

    Exchange Ratio = [($29-average REMEC share price)/5 x (.084)] + .5381669

     The average REMEC share price during the period will be announced the day after the expiration of the tender offer.

     In addition, there are two cash components to our offer. First, we have offered each Allgon shareholder the opportunity to tender up to 500 shares of Allgon Class A or Class B stock in exchange for cash of approximately $16.31 per share.

     Second, if the amount of shares tendered for cash under the first option is less than $125 million in the aggregate, the aggregate difference will be available on a pro-rata basis to the shareholders of Allgon who may elect to receive cash in lieu of shares at close of the tender offer. We will not, however, acquire Allgon Stock for cash in excess of $125 million. If this option is available and elected by shareholders of Allgon, the per share price paid by REMEC will be determined by the following formula:

     Average REMEC Stock Price x Exchange Ratio x the applicable foreign currency exchange rate

     We are also offering approximately $.95 in cash for each Allgon warrant tendered to us. Assuming all of the outstanding warrants are tendered to us, we could pay up to $380,000 for the Allgon warrants.

     We will not issue fractional shares to Allgon shareholders. Instead, we will pay cash to the Allgon shareholders in lieu of fractional shares.

     The shares of our common stock to be issued in the Acquisition will primarily be represented by Swedish Depositary Receipts ("SDRs"). We may directly issue REMEC common stock to some U.S. or other holders of tendering Allgon Stock. Holders of the SDRs will have the right in certain circumstances to withdraw the shares of REMEC common stock underlying their SDRs. We intend to apply for registration of the newly issued SDRs on the A-list of the OM Stockholm Exchange. We expect that admission of the SDRs will become effective, and that trading of the SDRs on the OM Stockholm Exchange will commence, as soon as practicable following completion of the Acquisition.

TIMING OF OUR OFFER

     We anticipate that our offer to the Allgon shareholders will commence on or about November 15, 2000. Our offer will expire 30 days after commencement (or approximately December 15, 2000). We do not currently anticipate either extending our offering period or making a subsequent offer to Allgon shareholders or warrantholders who do not accept during our initial offering period. However, we have reserved the right to extend the acceptance period or make a subsequent offer, as well as to defer the date for settlement after completion of the Acquisition. Following the completion of the Acquisition, minority shareholders of Allgon may still hold a number of Allgon shares. We may initiate compulsory purchase proceedings under Swedish law in respect of such remaining shares.

CONDITIONS TO COMPLETING THE ACQUISITION

     The completion of the Acquisition is subject to the satisfaction of the following conditions:

     - we must obtain REMEC shareholder approval for the Acquisition Proposal;

     - Allgon shareholders representing more than two-thirds (66.7%) of the total number of shares and votes of Allgon must accept our offer within the acceptance period (or we must waive this condition);

     - regulatory requirements in the United States and Sweden and in any other concerned countries must be satisfied and the necessary approvals of the relevant authorities in these countries must be obtained; and

     - prior to the date we announce that our offer will be completed, the Acquisition must not be, in our judgment, rendered wholly or partially impossible or significantly impeded as a result of:

           - legislation, regulation, a decision of court or public authority or comparable measures in Sweden or elsewhere, which exists or may be anticipated, or

           - other circumstances beyond our control.

EFFECT OF THE ACQUISITION ON REMEC'S SHAREHOLDERS

     If the Acquisition is completed, the voting rights of current REMEC shareholders will be diluted by the increase in the REMEC common stock outstanding. In addition, the share issuance associated with the Acquisition will have a dilutive effect on our earnings per share due to the increase in the number of shares of REMEC common stock outstanding. These dilutive effects are a consequence of the significant number of shares of REMEC common stock that we will issue to Allgon shareholders in the Acquisition.

     Upon completion of the Acquisition, assuming an exchange ratio of 0.622169 shares of REMEC common stock per share of Allgon Stock, Allgon shareholders will own a maximum of 29.2% of the issued and outstanding shares of REMEC common stock.

REMEC'S REASONS FOR THE ACQUISITION

     At its meeting on September 22, 2000, the board of directors of REMEC concluded that the Acquisition was in the best interests of REMEC and its shareholders, approved the issuance of the REMEC common stock and payment of cash (together with the other actions necessary for the Acquisition to occur), and determined to recommend that its shareholders approve the proposals relating to the Acquisition. The decision of the board of directors of REMEC was based upon a number of potential benefits of the Acquisition, including the following:

     - the complementary nature of the technologies, products and services of REMEC and Allgon and the resulting opportunity to further REMEC's strategic objectives of offering a complete portfolio of next-generation cellular infrastructure and systems, broadband wireless, fiber-optic subsystems and advanced manufacturing services. The Acquisition also furthers REMEC's objectives by allowing REMEC to strengthen and enhance its market position and become the leading consolidation platform for leading wireless and fiber-optic technologies exclusively focused on RF (radio frequency) design and manufacturing;

     - the board's belief that it has become increasingly necessary to offer a full range of complementary products to effectively compete and succeed in REMEC's market, which has been marked by consolidation and rapid growth, and the opportunity provided by Allgon's wireless infrastructure, coverage enhancement, and RF component products to enable REMEC to offer solutions to address a much broader range of customer and OEM (original equipment manufacturer) needs;

     - the potential advantages of Allgon's complementary technologies and product engineering expertise and research and development strength, which can further REMEC's strategy of extending the strengths of its technology;

     - the advantageous complementary geographic presence of REMEC and Allgon following the Acquisition, the possession of which is increasingly requisite in serving leading industry customer and OEMs participating in the wireless and wireline communications infrastructure industry. This presence can help to accelerate REMEC's ability to attract new larger-scale projects and customer orders and enable it to increasingly build upon existing relationships with customers and OEMs through follow-on projects and expanded product and component supply;

     - the access that REMEC would gain to Allgon's existing levels of market penetration and product brand recognition with respect to Allgon's customer base not penetrated by REMEC's product offering or covered by REMEC's areas of technological expertise prior to the Acquisition;

     - the larger base of significant customers of the post-Acquisition consolidated business, and the opportunity provided by the Acquisition to cross-sell, up-sell and increasingly penetrate new functional areas of customer with a complementary products offering, potentially increasing overall combined sales by offering customers expanded products and design capabilities; and

     - the access that REMEC would gain to Allgon's engineers, sales and service personnel, management and other employees.

     In its evaluation of the Acquisition, the REMEC board reviewed a number of factors, including:

     - the benefits anticipated to be received by REMEC and the potential dilution to REMEC's shareholders in the Acquisition;

     - the consideration that Allgon shareholders will receive in the Acquisition as compared to similar acquisition transactions;

     - the commercial viability, strengths and limitations of Allgon's products, services and technology, including in development stage efforts for certain of its products;

     - the status of customer and account development, design projects, orders, and deployments of Allgon's products, and anticipated increases in the number and scale of customer deployments;

     - Allgon's competitive position in the market for cellular infrastructure and systems, RF subsystems for OEMs, market acceptance of its recently introduced products, and potential future demand for its products and services;

     - possible alternative means of achieving the anticipated benefits of the Acquisition, including the possibility of a combination with a different suppliers of products for the aforementioned applications and markets, possible strategic alliances that would not involve a combination, and internal development of these products and services, including the feasibility of these alternatives, their potential timing and resource requirements;

     - REMEC's prospects without the Acquisition or an alternative means of achieving its potential benefits;

     - Allgon's revenues and backlog and its mix of license and service revenue;

     - Allgon's recent financial troubles, including revenue shortfalls, operating and net losses, and negative perceptions by the investor and financial communities;

     - historical information and the views of REMEC's management and financial advisors concerning REMEC's and Allgon's respective businesses, financial performance, operations, technology, products, management and prospects;

     - the expectations of REMEC's management and financial advisors with respect to possible reactions by REMEC's shareholders to the announcement of the Acquisition;

     - considerations regarding the possible divestiture or spin-off of certain business, divisions, facilities products, technologies and intellectual property of Allgon following the Acquisition, including the value of certain of these in the future, the facility of divesting such assets, the value which might be realized in such a transaction;

     - current financial market conditions and historical market prices, volatility and trading information with respect to REMEC's common stock;

     - detailed financial analysis and pro forma and other information with respect to Allgon, REMEC and the Acquisition furnished to the board by REMEC's financial advisors;

     - the implications, effects, dynamics and perceptions of making an offer for Allgon given the then outstanding hostile takeover bid for Allgon offered by LGP Telecom, a publicly traded company listed on the OM Stockholm Exchange;

     - the difficulties of integrating and retaining employees of Allgon post-Acquisition, as well as the effects of employee departures preceding and following the consummation of the Acquisition;

     - the difficulties of integrating a Swedish company into REMEC, including the inherent cultural, legal, accounting and financial considerations of aligning the operations of the two entities on a consolidated basis;

     - the potential anti-trust concerns and requisite documentation to demonstrate the non-existence thereof in any geographic areas of mutual revenue of REMEC and Allgon;

     - the potential concerns of Swedish investors in Allgon about owning shares or SDRs of a U.S. company traded on the Nasdaq National Market, especially relating to liquidity, taxation of capital gains, corporate governance and control, shareholder rights and government regulation;

     - the effects, including dilution and the reaction of REMEC shareholders and research analysts regarding the revision of the terms of the offer to include a collar and extended cash component under more favorable terms than the initial offer;

     - the anticipated impact of the Acquisition on REMEC's customers, strategic partners and employees; and

     - reports from management, legal, financial and accounting advisors as to the results of their due diligence investigations of Allgon.

     The REMEC board also identified and considered a number of potentially negative factors in its deliberations concerning the Acquisition, including the following:

     - the risk that the potential benefits of the Acquisition may not be realized;

     - the risk that REMEC would not be able to integrate Allgon's products and technology into its product offering and the risk that REMEC would not be able to successfully develop enhanced or new products based on Allgon's technology;

     - the challenges of integrating the management teams, products, technologies, cultures and organizations of the two companies, particularly in view of their location in different geographic and international regions;

     - the risk of disruption of sales momentum as a result of the Acquisition;

     - the risk of management and employee disruption as a result of the Acquisition, including the risk that despite the efforts of the consolidated company, key technical, sales and management personnel might leave the consolidated company;

     - the risk that the Acquisition could adversely affect REMEC's or Allgon's relationships with customers and strategic partners;

     - the risk that the investment community may not immediately or eventually embrace the proposed Acquisition, which could lead to a decline in REMEC's stock price;

     - the impact on REMEC's financial statements of the one-time charges and amortization of goodwill and other intangible assets arising from the expected purchase accounting for the Acquisition; and

     - other applicable risks described in this proxy statement under the heading "Risk Factors."

     REMEC's board of directors concluded that, on balance, the potential benefits to REMEC and its shareholders of the Acquisition outweighed the risks associated with the Acquisition. The discussion of the information and factors considered by REMEC's board is not intended to be exhaustive or all-inclusive. In view of the variety of factors considered in connection with its evaluation of the Acquisition, REMEC's board of directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

     After careful consideration, the board of directors of REMEC has determined the Acquisition to be fair to and in the best interests of REMEC. REMEC's board of directors recommends approval of the Acquisition and the issuance of shares of REMEC common stock in the Acquisition.

WHO WE SPOKE WITH AND WHAT OUR BOARD CONSIDERED

BACKGROUND OF OUR TENDER OFFER

     REMEC completed its initial public offering in 1996. Since that time, it has acquired 10 companies in order to expand its technological base, diversify its customer and product portfolio in the RF industry and take advantage of economies of scale and cross-selling opportunities. All of REMEC's acquisitions have been completed on a negotiated, friendly basis. Several of REMEC's acquisitions have involved companies either based overseas or with significant overseas assets.

     REMEC has been familiar with the product offerings and technology of Allgon in the wireless telecommunications area since October 1998, and had identified the company as a potentially desirable acquisition in August 2000. No approach was made to Allgon at that time, because there was no indication that Allgon's management or board of directors was interested in selling the company. The opportunity for REMEC to acquire Allgon through a public tender for shares became available as the result of an unsolicited public tender for Allgon's securities by LGP, a supplier of masthead amplifiers and contract manufacturing services based in Sweden.

     On August 22, 2000, LGP made an unsolicited public offer to the holders of Allgon's outstanding Class A and Class B shares to tender their shares in exchange for consideration consisting of .56 shares of LGP for each share of Allgon. The nominal value of the offer at that time was 3.6 billion SEK or $386 million USD. Allgon's board of directors believed the LGP bid to be purely opportunistic based upon a temporary disparity in the relative value of the two companies in the stock market and a lack of appreciation in the marketplace for Allgon's growing wireless systems division. Accordingly, Allgon's board refused to recommend LGP's offer and instead engaged Morgan Stanley & Co. as financial advisors to seek other potential suitors for the company. After various communications to the public through respective press releases, LGP formally launched its tender offer on September 12, 2000.

     On August 22, 2000, Nick Randall, Chairman of REMEC Europe plc, became aware of LGP's unsolicited tender offer for the shares of Allgon. Mr. Randall was familiar with LGP as a key competitor in REMEC Airtech's masthead amplifier division, and he decided to explore the possibility of submitting a competing tender offer. Mr. Randall contacted Ronald Ragland, Chairman and Chief Executive Officer of REMEC, and the two discussed the possibility of a combination of Allgon and REMEC. Mr. Ragland was supportive of the idea and authorized Mr. Randall to contact Allgon to pursue initial discussions on the basis of a negotiated, friendly deal between the parties.

     On August 24, 2000, Nick Randall contacted Gunnar Bark, Chairman of the Board of Allgon, to discuss the possibility of REMEC acting as a white knight in the face of LGP's unsolicited tender offer. Mr. Bark was receptive to the idea and suggested that Mr. Randall contact Morgan Stanley, who was responsible for coordinating additional interest for Allgon.

     On September 1, 2000, REMEC engaged Dain Rauscher Wessels ("DRW") a division of Dain Rauscher Incorporated, to act as a financial advisor and to render a fairness opinion (provided in Annex A to this proxy statement). Furthermore, DRW provided the company with a review of preliminary strategic fit considerations and preliminary contribution and discounted cash flow analyses concerning possible transactions with Allgon based on publicly available research reports, which indicated that a combination could have certain advantages.

     On September 7, 2000, Nick Randall and Ronald Ragland, along with their legal and financial advisors visited Allgon's headquarters for presentations by each of the four principal divisions of Allgon. Allgon's financial advisors also provided REMEC and its financial and legal advisors with a preliminary bid book. Following these presentations, Ronald Ragland expressed his interest to Allgon management in making a bid for Allgon, provided that the board of Allgon fully supported REMEC's bid and the holders of Allgon's Class A shares committed to tender their shares in REMEC's offer.

     On September 22, 2000, the board of REMEC met to discuss the possibility of making a bid. At that board meeting, DRW made a presentation to the board consisting of preliminary views concerning the possible benefits of a combination with Allgon and financial and trading data relating to REMEC and Allgon. In addition DRW presented certain preliminary valuation analyses, including a contribution analysis, an accretion/dilution analysis, discounted cash flow analysis of Allgon and of Allgon's mobile antennae division, and comparable company trading multiples and comparable transactions. At that meeting, DRW set forth several possible alternative approaches that REMEC could take to tendering for the shares of Allgon. After discussion of the various alternatives, REMEC's board of directors authorized Ronald Ragland to make an offer of up to a certain amount of the shares of REMEC common stock for all the outstanding shares of Allgon.

     On September 25, 2000, Ronald Ragland, Nick Randall and their financial and legal representatives returned to Stockholm to present an offer to the board of directors of Allgon and commence negotiations with the financial representatives of Allgon. At that time, REMEC also engaged Hagstromer & Qviberg Fondkommission AB ("H&Q") as financial advisors in the Swedish market. At the conclusion of those negotiations on September 27, 2000, the board of directors of Allgon agreed to recommend a REMEC bid for the outstanding shares of Allgon based on the following terms:

     - holders of shares tendered to REMEC would receive .538169 of a share of REMEC for each share of Allgon tendered

     - each shareholder would be able to tender up to 500 Allgon shares at 161 SEK per share

     - the holders of the Allgon Class A shares would provide a commitment to tender their shares to REMEC

The cash component was intended to allow small holders an opportunity to liquidate their investment in Allgon rather than force them to trade a small number of REMEC shares pursuant to SDRs or on the Nasdaq National Market. REMEC's bid would be subject to a number of conditions precedent, including government and regulatory approvals, the approval of REMEC's shareholders at a special meeting, and the receipt of tenders representing at least 66.67% of the voting and share capital of Allgon.

     On September 28, 2000, Ronald Ragland, on behalf of REMEC, and Gunnar Bark, on behalf of Allgon, held a joint press conference in Stockholm, Sweden, announcing the terms of REMEC's recommended offer. Based on the closing prices of the shares of REMEC, Allgon and LGP on September 26, 2000, the nominal value of REMEC's bid represented an aggregate value of 4.49 billion SEK or $489,250,000 USD at the then current exchange rate of 9.63 SEK/USD. REMEC's bid represented a 23 percent premium over the current trading price of Allgon and a premium of 26.9 percent over the nominal value of the offer from LGP based on the previous day's close.

     Following the announcement of REMEC's offer, the price of REMEC's stock dropped significantly due to general market conditions, concern about dilution from the issuance of shares in the tender, and lack of familiarity with Allgon among Nasdaq investors. On September 30, 2000, H&Q advised REMEC and its U.S. financial advisors that due to the relatively higher value of the cash component of REMEC's bid on a per share basis, a significant number of investors were buying blocks of 500 shares of Allgon in order to take advantage of arbitrage possibilities. Retail demand for the Allgon shares was driving up the share price and certain institutional holders responded by selling shares at a premium into the marketplace. In order to limit the arbitrage possibilities presented by this disparity, REMEC clarified that its offer was available only to Allgon's shareholders of record as of October 6, 2000. Subsequent analysis estimated that the total cash outlay for this obligation would be up to approximately $80,000,000.

     On October 3, 2000, LGP announced that it had extended the period for acceptance of its offer to October 11, 2000.

     On October 6, 2000, H&Q advised REMEC and its U.S. financial advisors that due to the decline of the nominal value of REMEC's bid, it risked losing the tender contest with LGP unless it improved its offer. At the same time, the financial advisors of Allgon conveyed to the financial advisors for REMEC that the board of directors of Allgon would have a difficult time maintaining its recommendation in view of the superior nominal value of the LGP offer.

     In view of the decline in value of the REMEC stock and other considerations, the board of directors of REMEC met on October 7, 2000 to discuss alternative bid structures to secure a successful completion of the tender. At this meeting, REMEC's financial advisors presented additional accretion/dilution models and sensitivity analyses based on different ratios of cash to stock used for consideration, as well as a break up analysis of Allgon in order to consider the potential value of Allgon. After discussion, the REMEC board authorized Ronald Ragland to provide an expanded cash component to the bid and to offer up to a certain amount of shares for tendering Allgon shareholders.

     On October 8, 2000, Ronald Ragland discussed various alternatives with REMEC's financial and legal advisors that would comply with the direction provided by REMEC's board of directors. As a result of those discussions, on October 9, 2000 REMEC, through its financial advisors, proposed to Allgon that it support a revised tender offer, including:

     - an expanded cash component of up to $125 million; and

     - a revised exchange ratio which would be set at .622169 if REMEC's stock price was at or below $24 on a 10 day moving average prior to the closing of the transaction and .538169 if REMEC's stock price was at or above $29 for the same period. If REMEC's stock price was between $24 and $29, the exchange ratio would be adjusted on a proportional basis between .538619 and .622169.

     On October 9, 2000, the board of Allgon agreed to recommend the revised tender offer by REMEC and the holders of Allgon's Class A shares agreed to a tender of their shares into the REMEC tender. At a press conference held the same day, Nick Randall and Jan Edhall, Chief Executive Officer of Allgon, announced the revised bid and set forth the strategy and outlook for the consolidated companies.

     On October 11, 2000, LGP closed its tender offer for LGP shares. Shortly before the close of the tender offer, SE Banken and Banco Fonder announced that they had decided to tender their Allgon shares, representing 11% of the outstanding shares of Allgon, to LGP. No other Allgon shareholders announced that they tendered their shares to LGP.

     On October 16, LGP it announced it was withdrawing its bid for Allgon's securities, having received only 17% of the outstanding share capital of Allgon.

     On October 17, 2000, REMEC began to purchase shares of Allgon in the open market. Over a period of 4 days, REMEC purchased an aggregate of approximately 1,000,000 shares at an average cost per share of approximately $13.50. These purchases amounted to approximately 3.4% of the share capital of Allgon.

     On October 31, 2000, DRW rendered its oral opinion to the REMEC board of directors that, as of such date and based on the procedures followed, factors considered and assumptions made by DRW and subject to certain other limitations, the aggregate cash and stock consideration proposed to be paid to holders of Class A and Class B shares and warrants to purchase Class B shares of Allgon in the proposed tender offer and pursuant to open market purchases was fair to REMEC from a financial point of view. DRW confirmed its oral opinion in a written opinion dated November 1, 2000.

OPINION OF REMEC'S FINANCIAL ADVISOR

     Dain Rauscher Wessels (DRW) a division of Dain Rauscher Incorporated, was retained, pursuant to an engagement letter dated August 31, 2000, to act as financial advisor and to furnish an opinion as to the fairness, from a financial point of view, to REMEC of the aggregate cash and stock consideration proposed to be paid to holders of Class A and Class B shares and warrants to purchase Class B shares of Allgon in the proposed tender offer and pursuant to prior open market purchases (collectively, the "Transaction").

     On October 31, 2000, DRW rendered its oral opinion to the REMEC board of directors that, as of such date and based on the procedures followed, factors considered and assumptions made by DRW and subject to certain other limitations, the aggregate cash and stock consideration proposed to be paid to holders of Class A and Class B shares and warrants to purchase Class B shares of Allgon in the proposed Transaction was fair to REMEC from a financial point of view. DRW confirmed its oral opinion in a written opinion dated November 1, 2000. A copy of DRW's written opinion is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. REMEC shareholders are urged to read the DRW opinion in its entirety. The summary of the opinion set forth herein is qualified in its entirety by reference to the full text of DRW's opinion.

     DRW's opinion was provided for the information and assistance of the REMEC board of directors in connection with its consideration of the Transaction. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Acquisition. DRW's opinion does not address the relative merits of the Transaction and any other transactions or business strategies discussed by the REMEC board of directors as alternatives to the Transaction, or the underlying business decision of the REMEC board of directors to proceed with the Transaction. DRW's opinion and presentation to the REMEC board of directors were only two of many factors taken into consideration by the REMEC board of directors in making its determination to approve the Transaction.

     In rendering its opinion, DRW assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information (and English language translations thereof) provided to DRW by Allgon and REMEC (including, without limitation, the financial statements and related notes thereto of Allgon and REMEC), and DRW has not assumed responsibility for independently verifying and have not independently verified such information. With respect to Allgon, DRW was furnished with financial statements and data indicated to have been prepared in accordance with Swedish generally accepted accounting principles. DRW, with the concurrence of REMEC, relied upon such information in preparing its opinion, made no independent review or investigation of differences, or the materiality thereof, that may exist between Swedish generally accepted accounting principles and United States generally accepted accounting principles, and made no representation as to the effect such differences, if any, might have on the comparability of such information for purposes of DRW's analyses.

     DRW's analyses were conducted on the assumption that the tender offer will be fully subscribed, and that, together with prior open market purchases of Allgon Stock by REMEC, will result in the acquisition of all the outstanding equity in Allgon. DRW's opinion is directed at the aggregate consideration payable in the tender offer pursuant to the Public Offer Document, defined below, and in the prior open market purchases as detailed by management of REMEC. DRW did not review or analyze, and DRW's opinion does not address, the allocation of consideration among various classes of holders of Allgon Stock and warrants. DRW's opinion addresses solely the fairness of the consideration to be paid to the holders of Allgon Stock and warrants in the Transaction and does not address any other term or agreement relating to the Acquisition, or the ability of REMEC to finance or otherwise successfully consummate the Acquisition.

     Additionally, DRW was not asked and did not consider the possible effects of any litigation, other legal claims or any other contingent matters. DRW did not assume responsibility for and did not perform any independent evaluation or appraisal of any of the respective assets or liabilities of REMEC or Allgon, nor was DRW furnished with any evaluations or appraisals. DRW did not assume any obligation to conduct any physical inspection of the property or facilities of REMEC or Allgon. DRW assumed that the Acquisition will be treated as a purchase under generally accepted accounting principles. DRW's opinion is based on the economic, currency exchange, financial, legal, market and other conditions as they existed and the information supplied to DRW as of the date of its opinion. Events occurring after the date of DRW's opinion may materially affect the assumptions used in preparing the opinion, and DRW assumes no obligation to update, revise or reaffirm its opinion. DRW expressed no opinion as to the prices at which Allgon Stock or REMEC common stock have traded or will trade in the future.

     In connection with arriving at its opinion, DRW:

     - reviewed the October 26, 2000 draft of the document entitled "Public Offer to the Shareholders of Allgon AB (publ)" (herein referred to as the "Public Offer Document") by which REMEC would publish the tender offer;

     - reviewed and analyzed certain publicly available financial and other data with respect to Allgon and REMEC and certain other historical relevant operating data relating to Allgon and REMEC made available to DRW from published sources and from the internal records of Allgon and REMEC;

     - reviewed internal financial information of Allgon and REMEC prepared for financial planning purposes and furnished by management of REMEC and Allgon;

     - conducted discussions with members of the senior management of Allgon and REMEC with respect to the business prospects and financial outlook of Allgon, REMEC and the consolidated company;

     - reviewed the reported prices and trading activity for REMEC and Allgon Stock;

     - compared the financial performance of Allgon and the prices of Allgon Stock with that of certain other comparable publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     - compared the transaction premium paid to the holders of Allgon Stock to the transaction premiums paid in selected publicly disclosed transactions;

     - reviewed and analyzed projected cash flows of Allgon; and

     - reviewed and analyzed the estimated pro forma contribution of Allgon and REMEC to the consolidated company and the estimated pro forma effect on the earnings per share of REMEC following the Acquisition.

     In addition, DRW has conducted other such analyses and examinations and considered such other financial, economic and market criteria as DRW deemed necessary in arriving at its opinion.

     The following is a summary of the financial analyses performed and deemed material by DRW in connection with the delivery of its opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the summary of the financial analyses used by DRW, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis. All figures are in U.S. dollars based on the exchange rate of 10.11 Swedish Krona (SEK) for each U.S. Dollar (USD) as published by Bloomberg on October 27, 2000.

IMPLIED TRANSACTION CONSIDERATION

     Giving effect to the estimated outlay from the 161 SEK cash payment option, the range of exchange ratios, resulting implied value of REMEC stock consideration of 156.41 SEK per share of Allgon Stock (based on the ten day average trading price for REMEC common stock as of October 27, 2000 of $27.29), the shares of Allgon Stock purchased to date by REMEC in the open market and the outstanding Allgon Stock, DRW calculated the aggregate implied value of the aggregate consideration payable in the Transaction for Allgon Stock to be approximately $452.87 million. In calculating the aggregate consideration payable in the Transaction, DRW assumed the tender of all shares eligible for the cash payment of SEK 161 per share (based on share holdings as of October 12, 2000) and assumed that the remaining cash consideration option would be exercised at a per share price of SEK 156.41 (based on the Allgon share price on October 27, 2000). DRW did not include (as de minimus) the purchase price of the outstanding warrants to purchase Class B shares of Allgon, estimated to be approximately $380,000, in calculating the aggregate consideration payable in the Transaction. DRW calculated the weighted average per share consideration payable in the transaction to be SEK 156.43. Giving effect to outstanding net debt of Allgon, DRW calculated an implied company or enterprise value (equity value plus debt less cash) for Allgon in the Transaction of $480 million.

TRADING MARKET ANALYSIS

     DRW reviewed the stock trading history of REMEC common stock. DRW presented the recent common stock trading information contained in the following table:

Closing price on October 27, 2000...........................  $28.00
30 calendar day moving average..............................   27.19
60 calendar day moving average..............................   27.05
90 calendar day moving average..............................   27.76
180 calendar day moving average.............................   27.24
52 week high trade..........................................   38.13
52 week low trade...........................................    6.08

     DRW also presented selected price and volume distribution data of REMEC.

     DRW reviewed the stock trading history of Allgon Stock. DRW presented the recent stock trading information contained in the following table:

Closing price on October 27, 2000.......................  SEK 147.5
30 calendar day moving average..........................      133.0
60 calendar day moving average..........................      125.9
90 calendar day moving average..........................      120.3
180 calendar day moving average.........................      159.7
52 week high trade......................................        279
52 week low trade.......................................         90

     DRW also presented selected price and volume distribution data and illustrated the relative stock price performance of Allgon against the comparable group described below and the Nasdaq National Market.

     In addition, DRW presented the historical trading relationship of the stock price of REMEC to the stock price of Allgon as an exchange ratio over the last twelve months.

COMPARABLE COMPANY ANALYSIS

     DRW used a comparable company analysis to analyze Allgon's implied valuation relative to a group of publicly traded companies that DRW deemed for purposes of its analysis to be comparable to Allgon. In this analysis, DRW compared the enterprise value of Allgon implied by the consideration to be paid in the Transaction, expressed as a multiple of actual and projected revenue in calendar years 2000 and 2001, to the mean and median multiples of enterprise values of comparable companies implied by the public trading price of their common stock, expressed as a multiple of the same operating data.

     DRW also compared the mean and median price-earnings (P/E) ratio of the comparable companies, or the ratio of the common stock price of the comparable companies to their earnings per share (EPS), to the corresponding ratio of Allgon's Stock price to its projected EPS implied by the consideration to be paid in the Transaction.

     DRW compared enterprise value to revenue multiples and price to earnings ratios of Allgon with those of the following publicly traded companies:
Aeroflex, Inc., Alcatel ADS, Allen Telecom, Inc., Andrew Corporation, Celeritek, Inc., EMS Technologies, Inc., LM Ericsson AB and Repeater Technologies, Inc. Multiples of future revenue for Allgon were based on projected revenue as estimated by Allgon's management and, for the comparable companies, on publicly available estimates. Although these companies were considered comparable to Allgon for the purpose of this analysis based on certain characteristics of their respective businesses and financial performance, none of these companies possesses characteristics identical to those of Allgon.

     The following table presents, as of October 27, 2000 and as implied by the consideration to be paid in the Transaction, Allgon's implied enterprise value to revenue multiples and price to earnings ratios and the mean and median market value to revenue multiples and price to earnings ratios for the aforementioned comparable companies in the calendar years 2000 and 2001:

                                                               COMPARABLE
                                                                COMPANIES
                                                             ---------------
                                                             MEAN     MEDIAN    ALLGON
                                                             -----    ------    ------
Enterprise value as a ratio of:
  Projected calendar year 2000 Revenue.....................   3.2x     2.9x      1.9x
  Projected calendar year 2001 Revenue.....................   3.2x     2.8x      1.4x
Price to earnings ratios for:
  Projected calendar year 2000.............................  46.8x    53.4x        NM(1)
  Projected calendar year 2001.............................  34.8x    32.3x     21.1x

-------------------------
(1) Not meaningful

PRECEDENT TRANSACTION ANALYSIS

     DRW compared enterprise value to revenue multiples relating to the proposed consolidation of Allgon and REMEC with transaction value to revenue multiples paid in selected business combination and acquisition transactions completed since June 1998 for companies that compete in the wireless and wireline telecommunications markets. For the purpose of calculating multiples, revenue values were taken as the actual or estimated revenues of the target companies in the last twelve months prior to the announcement of the transaction, or LTM revenue, and for the next calendar year following consummation of the transaction. Financial data about the precedent transactions was taken from Securities and Exchange Commission filings, press releases, public databases and DRW estimates. The precedent transactions were:

     - the acquisition of Xylan Corporation by Alcatel SA, announced on March 2, 1999

     - the acquisition of DSC Communications Corp. by Alcatel SA, announced on June 4, 1998

     - the acquisition of Stanford Telecommunications, Inc. by Newbridge Networks Corporation, announced on June 22, 1999

     - the acquisition of Newbridge Networks Corporation by Alcatel SA, announced on February 22, 2000

     - the acquisition of Telco Systems, Inc. by World Access, Inc., announced on June 4, 1998

     - the acquisition of Summa Four, Inc. by Cisco Systems, Inc., announced on July 28, 1998

     - the acquisition of Dialogic by Intel Corp., announced on June 1, 1999

     - the acquisition of PairGain by ADC Telecommunications, announced on February 23, 2000

     The following table presents the enterprise value to revenue multiple for Allgon and the low, high, mean and median for the selected comparable transactions at announcement:

                                                   COMPARABLE TRANSACTIONS
                                               -------------------------------
                                               LOW     HIGH     MEAN    MEDIAN    ALLGON
                                               ----    -----    ----    ------    ------
Enterprise Value
  As a ratio of LTM revenues.................  1.2x    10.8x    4.0x     3.0x      1.9x
  As a ratio of next calendar year
     revenues................................  1.1x     7.2x    3.2x     2.3x      1.4x

RELATIVE CONTRIBUTION ANALYSIS

     DRW analyzed the relative contribution of each of REMEC and Allgon in calendar years 2000 and 2001 in terms of various financial statement categories relative to the pro forma combined financial statements where the two stand-alone companies were combined assuming no synergies. DRW compared the relative contributions to the pro forma valuation percentage of REMEC and Allgon as security holders in the pro forma post-Transaction consolidated company based on the fully-diluted equity ownership of the consolidated entity. DRW also noted that the implied Allgon and REMEC pro forma valuation in calendar year 2001 and assuming a 100% stock swap for the ownership shares of Allgon at the assumed exchange ratio of .566897 would be 26.2% and 73.8%, respectively. The following is a summary of this analysis:

                                                   PROJECTED CALENDAR    PROJECTED CALENDAR
                                                       YEAR 2000             YEAR 2001
                                                   ------------------    ------------------
                                                   ALLGON      REMEC     ALLGON      REMEC
                                                   -------    -------    -------    -------
Revenue..........................................   50.0%        50.0%    50.9%        49.1%
Operating Income.................................   37.6%        62.4%    45.4%        54.6%
Free Cash Flow...................................   17.2%      (117.2)%   81.0%      (181.0)%

ACCRETION/DILUTION ANALYSIS

     DRW also analyzed pro forma effects resulting from the impact of the Transaction on the projected earnings per share and revenue per share of the consolidated company for fiscal 2001 using management estimates for Allgon and DRW institutional equity research for REMEC. This analysis was performed both with and without taking into account certain immediate write-offs and with and without goodwill amortization expense that management of REMEC estimated the consolidated company may realize following consummation of the Transaction. The results of the analysis were as follows:

                                                           PERCENTAGE ACCRETION/(DILUTION) TO
                                                                 EARNINGS PER SHARE FOR
                                                                   CALENDAR YEAR 2001
                                                           ----------------------------------
Dilution.................................................                  nmf(1)
Dilution without immediate write-off.....................                (86.5)%
Dilution without immediate write-off and goodwill........                 (1.5)%

-------------------------
(1) Data was not meaningful

DISCOUNTED CASH FLOW ANALYSIS

     DRW performed a discounted cash flow analysis for Allgon in which it calculated the present value of the projected future cash flows of Allgon using internal financial planning data prepared by Allgon management and confirmed by REMEC management. DRW estimated a range of theoretical values for Allgon based on the net present value of its implied annual cash flows and a terminal value for Allgon in 2005 calculated based upon a multiple of EBIT (earnings before interest and taxes). DRW applied a range of discount rates of 20% to 35% based on an analysis of cost of equity capital and a range of terminal value multiples of 8.0x to 14.0x of forecasted 2005 operating income. This analysis yielded the following results:

                                              AGGREGATE EQUITY VALUE OF ALLGON
                                              --------------------------------
                                                      MULTIPLE OF EBIT
                                              --------------------------------
               DISCOUNT RATE:                 8.0X    10.0X    12.0X    14.0X
               --------------                 ----    -----    -----    ------
                                                       (IN MILLIONS)
20.0%.......................................  $644    $781     $918     $1,055
25.0%.......................................   530     641      753        865
30.0%.......................................   439     531      623        714
35.0%.......................................   367     443      519        595

PREMIUMS PAID ANALYSIS

     DRW reviewed publicly available information for selected completed acquisition transactions fulfilling the following criteria:

     - transactions completed between December 14, 1998 and June 16, 2000

     - transactions in which the target company was a publicly traded Swedish company

     DRW performed its analysis on 29 transactions that satisfied the criteria, and the table below shows a comparison of those premiums to the premium that would be paid to Allgon shareholders based on the implied value payable in the Transaction.

                                                         IMPLIED PREMIUM (DISCOUNT)
                                     ------------------------------------------------------------------
                                                                              COMPARABLE TRANSACTIONS
                                        ALLGON        ALLGON      ALLGON    ---------------------------
                                     (CURRENT)(1)   (REMEC)(2)   (LGP)(3)   LOW    MEAN   MEDIAN   HIGH
                                     ------------   ----------   --------   ---    ----   ------   ----
One day before announcement........       9.0%         19.4%       59.6%    (5)%    35%     32%     72%
6 months before announcement.......     (15.0)%
12 months before announcement......      37.2%

-------------------------
(1) Based upon an assumed announcement date of October 31, 2000.

(2) Based upon an assumed announcement dated the day the initial REMEC offer was announced.

(3) Based upon an assumed announcement date the day the LGP offer was announced.

     The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial consideration of the analyses or summary description. DRW believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion. In view of the wide variety of factors considered in connection with its evaluation of the fairness of the Transaction consideration to REMEC from a financial point of view, DRW did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No single company or transaction used in the above analyses, as a comparison is identical to REMEC or Allgon or the proposed transaction. The analyses were prepared solely for purposes of DRW providing its opinion as to the fairness to REMEC and its shareholders of the Transaction consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, DRW made, and was provided by REMEC's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond REMEC's or Allgon's control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of REMEC, Allgon or their advisors, none of REMEC, DRW or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     DRW is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with business combinations and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DRW makes a market in and provides research coverage on the common stock of REMEC. In the ordinary course of business, DRW and its affiliates may trade securities of REMEC for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. DRW provided investment banking services for REMEC in the past for which DRW received customary fees. REMEC selected DRW to render its opinion based on DRW's knowledge of the technology industry, and more specifically the wireless communications industry and its experience in business combinations and acquisitions and in securities valuation generally.

     Pursuant to an engagement letter, REMEC paid DRW a nonrefundable fee of $500,000 upon the rendering of its opinion. Payment of this fee to DRW was not contingent upon the closing of the Acquisition. REMEC has agreed to pay DRW an additional transaction fee equal to $2.9 million for investment banking and financial advisory services. The transaction fee is contingent upon the closing of the Acquisition. REMEC has also agreed to reimburse DRW for its reasonable out-of-pocket expenses and to indemnify DRW against certain liabilities relating to or arising out of services performed by DRW in connection with the Acquisition. The terms of the engagement letter, which REMEC believes are customary for transactions of this nature, were negotiated at arms'-length between REMEC and DRW, and the REMEC board of directors was aware of this fee arrangement at the time of its approval of the Acquisition.

POST-ACQUISITION CONSOLIDATED COMPANY

OVERVIEW

     REMEC's management believes that REMEC's consolidation with Allgon will create a world-leading supplier to global communications OEMs. By merging the existing strengths of the two companies, REMEC intends to develop a significant product offering which addresses high-growth end-markets for wireless and fiber-optic communications equipment and subsystems. REMEC and Allgon have achieved leadership in expertise in their chosen markets of focus, and REMEC's management believes that the Acquisition will ensure ongoing leadership in product offering, technology, scale and market presence. The post-Acquisition consolidated company will be arranged generally around five core areas of product and development expertise: Broadband Wireless, Integrated RF Solutions, Fiber-optic Components and Subsystems, Defense Products and Advanced Manufacturing.

BROADBAND WIRELESS

     The Broadband Wireless area will supply wireless access equipment and systems for applications across a broad range of the frequency spectrum. REMEC is in a position to benefit from the surging demand for broadband wireless access through offerings targeted for business, SOHO and residential use. In addressing the MMDS and LMDS sector, REMEC will provide products for volume data transmission, cellular backhaul and LAN/WAN linking through point-to-point microwave link, and broadband wireless distribution of Internet, data, voice and video from the fiber-optic hub through point-to-multipoint functionality.

INTEGRATED RF SOLUTIONS

     The Integrated RF Solutions area will strive to be a leader in cellular infrastructure by providing RF subsystems to OEMs and coverage and capacity enhancement products and systems. REMEC will be positioned to partner with global OEMs for 3G development and deployment through expertise in BTS antennae, active RF components, passive filtering and combining and integrated RF subsystems.

Additionally, in the coverage and capacity enhancement and market, REMEC offers significant leadership and expertise in MHA, MHB, repeater systems, smart antennae, in-building wireless solutions and specialized filtering and combining.

FIBER-OPTIC COMPONENTS AND SUBSYSTEMS

     REMEC will have strategic capabilities in the design, manufacture and supply of fiber-optic components and subsystems as well as custom MMICs through its majority owned Ascentia-Nanowave unit. Ascentia-Nanowave addresses these high growth markets by supplying custom MMICs, critical modules, integrated subassemblies for fiber-optic and broadband wireless communications systems.

DEFENSE PRODUCTS

     REMEC will strive to continue as a leading supplier of advanced microwave products to defense communications applications. By addressing high performance, high demand functionality requirements in defense communications, radar, missile programs and electronic warfare, REMEC will strive to continue to maintain leadership in advanced microwave processes and technologies.

ADVANCED MANUFACTURING

     REMEC will be a leader in advanced high-volume manufacturing for microwave and RF processes. Through its process and technology advantage, high-volume commercial manufacturing capability, under attractive economics and strategic geographic presence, REMEC has the ability to partner with OEMs on a global scale to meet their volume manufacturing needs. By achieving significant scale and due to its international presence in key areas such as South and Central America and China, increased leverage with component suppliers and efficient supply of rapidly emerging growth markets can be realized.

SYNERGIES

     REMEC and Allgon have highly complementary products and technologies, and have pursued their consolidation with a belief that significant synergistic benefits will accrue therefrom. Revenue synergies are expected from additional market penetration of existing customers and OEMs, improved manufacturing capability and presence and significant cross-selling opportunities. Post-Acquisition, REMEC will possess consolidated operations with the critical mass necessary to support the major OEM and service provider customers in North America, Asia and Europe. Allgon's existing factory in China provides a strong platform for expansion by REMEC in the rapidly growing Asian market and eliminates the need for REMEC to independently develop such a facility. Additionally, REMEC envisions synergies resulting from the consolidation in management, product development and the redistribution and joint use of global sales functions and presence.

     Post-Acquisition, REMEC will have consolidated sales in excess of $600 million, based on most recent quarterly figures annualized, and an estimated headcount of over 4,000 employees.

STRATEGY OF THE POST-ACQUISITION CONSOLIDATED COMPANY

     Post-Acquisition, REMEC intends to strengthen its leadership position as an innovative international supplier of RF solutions to the telecommunications market by executing a focused strategy. REMEC intends to achieve this position by maintaining a strong lead in the broadband wireless market segment, attaining leadership in cellular infrastructure through aggressive internal growth and innovation as well as highly selective acquisitions, and by exploiting the potential of the market for fiber-optic components and subsystems. Key elements of this strategy include:

STRENGTHENING POSITION AS A WORLDWIDE PARTNER TO GLOBAL OEMS

     Post-Acquisition, REMEC intends to offer a broad range of products to fully meet the demands of global telecommunications OEMs. By providing a broad selection of products and technologies, high-volume manufacturing excellence and an international presence, REMEC can become a valued partner to OEMs, with the ability to serve them across a range of market sectors and geographic areas.

DIVERSIFYING PRODUCT AND OEM MIX

     REMEC's acquisition of Allgon will serve to diversify product and OEM mix due to the companies' respective product and relationship strengths. REMEC and Allgon have established world-class OEM partner models with a highly complimentary base of customers, which will give REMEC a highly diversified OEM customer base. Coupled with the enhanced array of products, technology and manufacturing capabilities offered by REMEC, this diversification should serve to improve the revenue stream from a roster of global OEMs and service providers.

ESTABLISHING A GLOBAL SALES AND DISTRIBUTION ORGANIZATION

     Through a global sales and distribution network, REMEC will seek to leverage the advanced product expertise and strong OEM and service provider relationships of REMEC and Allgon to increasingly penetrate customer, both across functional divisions and geographically. By pursuing the integration of the two companies' sales and distribution organizations, REMEC will seek to achieve new traction with customers and leverage with suppliers.

CONTINUING TO DEVELOP WORLD-CLASS HIGH-VOLUME MANUFACTURING OPERATIONS.

     The consolidated company has developed expertise in the advanced high-volume manufacture of microwave and RF products, cellular systems and fiber-optic components. REMEC will build on this capability to increasingly offer customers a one-stop-shop for their manufacturing needs. By linking a global network of advanced manufacturing facilities, REMEC will seek to achieve a strengthened geographic presence to better serve its customers, in particular through established high-volume manufacturing facilities in the U.S., Sweden, China and Costa Rica.

LEVERAGING PRESENCE IN CHINA TO CAPITALIZE ON ASIAN MARKET POTENTIAL AND FOR LOST-COST MANUFACTURING

     REMEC intends to leverage its new presence in China to address the rapidly growing market for communications infrastructure in Asia. By gaining an early-mover advantage in Asia, REMEC can capitalize on its technological position and partnerships with leading OEMs to supply the rapid build-out of wireless and 3G equipment in this region. Additionally, manufacturing facilities in China should provide low-cost, high-volume production to fully meet demand for these products in Asia and globally.

EXPLOITING THE POTENTIAL IN FIBER OPTICS SUB SYSTEMS

     REMEC's majority owned Ascentia-Nanowave subsidiary intends to aggressively introduce products for the fiber-optic components and subsystems markets. The high-volume manufacturing expertise in microwave and millimeter wave products of Nanowave and the microwave and MMIC design expertise of Ascentia should together create a supplier of choice for RF components and integrated subsystems to the electro-optic and broadband communications markets.

GOVERNMENTAL AND REGULATORY APPROVALS

     The Acquisition is subject to antitrust review by governmental authorities in the United States, Sweden and various other countries in the European Union and elsewhere.

     Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission ("FTC"), the Acquisition may not be consummated until
(a) notifications have been given and certain information has been furnished to the Antitrust Division of the Department of Justice and the FTC and (b) specified waiting period requirements have been satisfied.

     There can be no assurance that any governmental agency will approve or take any other required action with respect to the Acquisition, and, if approvals are received or action is taken, that the approvals or action will not be conditioned upon matters that would cause us to abandon the Acquisition. In addition, there can be no assurance that an action will not be brought challenging the approvals or action, or, if a challenge is made, what the result of the challenge would be.

     In addition, United States state and federal antitrust authorities may also bring legal action under state or federal antitrust laws at any time before or after completion of the Acquisition, even if the HSR Act waiting periods have expired or been terminated. This action could include seeking to enjoin the consummation of the Acquisition or seeking divestiture of certain assets of REMEC or Allgon. Private parties may also take legal action under the antitrust laws in certain circumstances. There can be no assurance that a challenge to the Acquisition on antitrust grounds will not be made or, if a challenge is made, the result thereof.

     Antitrust notifications have been filed by REMEC with the FTC and Antitrust
Division on [               ]. Application for governmental authorization will
also be filed or has already been filed with, among others, competition authorities in a number of European countries and elsewhere.

     REMEC and Allgon are not aware of any material governmental approvals that may be required for consummation of the Acquisition other than those described above. Should any other approval or action be required, it is presently contemplated that the appropriate approval or action would be sought. There can be no assurance, however, that any additional approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause us to abandon the Acquisition.

ACCOUNTING TREATMENT

     We intend to account for the Acquisition as a purchase for financial reporting and accounting purposes, under accounting principles generally accepted in the United States. After the Acquisition, the results of operations of Allgon will be included in the consolidated financial statements of REMEC. The purchase price, i.e., the aggregate acquisition consideration, will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Allgon acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under accounting principles generally accepted in the United States. These allocations will be made based upon valuations and other studies that have not yet been finalized.

OPERATIONS AFTER THE ACQUISITION

     Following the Acquisition, Allgon will continue its operations as a subsidiary of REMEC. The shareholders of Allgon who receive shares of REMEC will become shareholders of REMEC and their rights will be governed by our restated articles of incorporation, our bylaws and the California Corporations Code.

                                  RISK FACTORS

     THE RISK FACTORS DESCRIBED BELOW DESCRIBE CERTAIN RISKS ASSOCIATED WITH THE ACQUISITION. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. THIS COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS ABOUT OUR FUTURE PLANS, OBJECTIVES, INTENTIONS AND EXPECTATIONS. MANY FACTORS, INCLUDING THOSE DESCRIBED BELOW, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN ANY FORWARD-LOOKING STATEMENTS.

WE MAY HAVE DIFFICULTY INTEGRATING THE BUSINESSES OF REMEC AND ALLGON

     The Acquisition involves the integration of a company that has previously operated independently. This integration will require significant effort from each of REMEC and Allgon, including the coordination of their operations, research and development and sales and marketing efforts. There can be no assurance that we will integrate the operations of Allgon without encountering difficulties or experiencing the loss of Allgon or REMEC personnel or that the benefits expected from the integration will be realized. The difficulties are exacerbated by the fact that the two companies are located on different continents separated by economic, governmental and cultural differences. The diversion of the attention of management and any difficulties encountered in the transition process (including the interruption of, or a loss of momentum in, Allgon's activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans) could harm our business. These difficulties may include:

     - diversion of management resources from the business of the consolidated company;

     - incompatibility of business cultures;

     - perceived adverse changes in customer service standards, business focus, billing practices or service offerings available to customers;

     - perceived uncertainty in career opportunities, benefits and the long-term value of stock options available to employees;

     - costs and delays in implementing common systems and procedures; and

     - potential inefficiencies in delivering services to the customers of the consolidated company.

     Any of these difficulties could increase our operating costs, harm our financial performance or cause the loss of customers or employees. Many of these factors are outside of our control.

WE ARE LIKELY TO ACQUIRE LESS THAN 100% OF ALLGON'S STOCK AND WE MAY HAVE DIFFICULTIES IN OUR RELATIONSHIP WITH THE REMAINING MINORITY ALLGON SHAREHOLDERS

     A condition to our offer to the Allgon shareholders is that we acquire at least 66.67% of Allgon's outstanding stock. We have the right to waive this condition. Whether or not we waive this condition, we are likely to acquire less than 100% of Allgon's outstanding stock. We may have difficulties in our relationship with remaining minority shareholders of Allgon after the Acquisition and these difficulties may distract our management from the operation of our consolidated business.

WE MUST ATTRACT AND RETAIN KEY ALLGON EMPLOYEES TO MAINTAIN AND GROW OUR CONSOLIDATED BUSINESS

     Our success will depend, in part, on our ability to retain certain key Allgon employees, particularly senior members of management and engineers. In order to grow, we must also attract Allgon skilled employees in all areas of its business. We may not be able to retain Allgon's existing employees or attract additional skilled employees in the future. Our failure to do so could harm our consolidated business.

ALLGON'S CHANGE OF CONTROL COULD WEAKEN ITS RELATIONSHIPS WITH CUSTOMERS AND PARTNERS

     Certain of Allgon's existing customers or strategic partners may take the opportunity following a change of control of Allgon to review their contractual relationships with Allgon. Such a review could result in delayed or lost sales to either REMEC or Allgon.

EXPANSION INTO INTERNATIONAL MARKETS COULD INCREASE RISKS OF OPERATING LOSSES

     In international markets, OEMs, suppliers and customers may, on average, present greater credit risks than for those companies in the United States and Europe and may, on average, be subject to greater market volatility than those companies in the United States and Europe. The Acquisition will permit us to use Allgon's Asian factory and sales offices to produce, market and distribute our technology and products into this region. We have limited experience in producing, marketing and selling technology and products into this region and into other similar less developed regions.

THE COSTS TO COMPLETE THE ACQUISITION ARE SUBSTANTIAL; THESE COSTS AND THE MANNER OF ACCOUNTING FOR THE ACQUISITION MAY AFFECT OUR RESULTS OF OPERATIONS

     Completion of the Acquisition will result in total pre-tax costs of approximately $15,000,000, primarily relating to the fees of financial advisors, attorneys, consultants and accountants, and costs associated with consolidating Allgon's business into REMEC. Although we do not believe that Acquisition costs will significantly exceed our estimate, our estimate may not be correct and unanticipated events could occur that would substantially increase the costs of consolidation. In addition, we will incur additional costs upon completion of the Acquisition, or shortly thereafter, related to consolidation of sites and severance paid to certain employees as a result of this consolidation. The extent of these additional costs is not yet determined. In any event, any costs associated with the Acquisition would negatively affect our results of operations in the quarter in which the Acquisition is completed or future quarters as some additional costs would result in additional quarterly amortization.

IF WE DO NOT SUCCESSFULLY INTEGRATE ALLGON, OR IF THE ACQUISITION'S BENEFITS DO NOT MEET THE EXPECTATIONS OF FINANCIAL OR INDUSTRY ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE

     The market price of our common stock could decline if:

     - the integration of REMEC and Allgon is unsuccessful;

     - we are unable to successfully market our products and services to Allgon's customers or Allgon's products and services to our customers;

     - we do not achieve the perceived benefits of the Acquisition as rapidly as, or to the extent, anticipated by financial or industry analysts, or such analysts do not perceive the same benefits to the Acquisition as do REMEC and Allgon; or

     - the effect of the Acquisition on our consolidated financial results is not consistent with the expectations of financial or industry analysts.

WE HAVE NOT RECEIVED ANY INFORMATION FROM ALLGON'S MANAGEMENT

     We have been unable to receive from Allgon's management for inclusion in this proxy statement any information concerning Allgon or its business or properties. As a consequence, all information concerning Allgon or its business or properties included in this proxy statement has been obtained by REMEC from publicly available sources. In addition, all financial information concerning Allgon (including the Allgon financial statements included in this proxy statement) have been obtained from publicly available sources. While we believe this information to be correct, we have been unable to independently verify this data.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including those set forth under "Risk Factors."

     Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth certain information regarding beneficial ownership of REMEC's common stock as of September 30, 2000 (i) by each person who is known by REMEC to own beneficially more than 5% of its common stock, (ii) by each of REMEC's directors, (iii) by the Chief Executive Officer and the four other most highly paid executive officers of REMEC at fiscal year end (the "Named Executive Officers") and (iv) by all directors and executive officers as a group.

                                                                                       PERCENTAGE OF
                                                             NUMBER OF SHARES       SHARES BENEFICIALLY
                    BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)        OWNED(1)(2)
                    ----------------                       ---------------------    -------------------
Wellington Management Company, LLP(3)....................        3,089,400                  7.0%
Capital Guardian Trust Company(4)........................        2,286,750                  5.1%
Ronald E. Ragland(5).....................................        1,301,093                  2.9%
Errol Ekaireb(6).........................................          204,280                    *
Jack A. Giles(7).........................................          285,917                    *
Joseph T. Lee(8).........................................          137,180                    *
Denny Morgan(9)..........................................          523,212                  1.2%
James Mongillo(10).......................................          237,621                    *
Thomas A. Corcoran(11)...................................           22,781                    *
Mark D. Dankberg(12).....................................           10,112                    *
William H. Gibbs(13).....................................           49,654                    *
Andre R. Horn(14)........................................           26,779                    *
Jeffrey M. Nash(15)......................................           60,970                    *
All directors and executive officers as a group (18
  persons)(16)...........................................        4,966,009                 11.0%

-------------------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) This table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders identified in this table has sole voting and investment power with respect to the shares shown. Percentage of ownership is based on 44,442,867 shares of common stock outstanding as of September 30, 2000.

 (2) Shares issuable upon exercise of outstanding options are considered outstanding for purposes of calculating the percentage of ownership of common stock of the person holding such options, but are not considered outstanding for computing the percentage of ownership of any other person.

 (3) Beneficial ownership as of June 30, 2000. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

 (4) Beneficial ownership as of June 30, 2000. The address of Capital Guardian Trust Company is 333 South Hope Street, 52nd Floor, Los Angeles, California 90071.

 (5) Includes 35,100 shares held by Mr. Ragland's minor children.

 (6) Includes 73,251 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000 and 12,000 shares held by Mr. Ekaireb's spouse.

 (7) Includes 17,438 shares held by Mr. Giles' spouse.

 (8) Beneficial ownership as of June 16, 2000. Mr. Lee is no longer a director or executive officer of REMEC.

 (9) All shares beneficially owned by Mr. Morgan are held in the Morgan Trust, of which Mr. Morgan and his spouse act as co-trustees.

(10) Beneficial ownership as of September 1, 2000. All shares beneficially owned by Mr. Mongillo are held in the Mongillo Family Trust, of which Mr. Mongillo and his spouse act as co-trustees. Mr. Mongillo is no longer an executive officer of REMEC.

(11) Includes 1,294 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000.

(12) Includes 1,498 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000.

(13) Includes 1,294 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000.

(14) Includes 1,294 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000.

(15) Includes 1,294 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000.

(16) Includes 106,926 shares issuable upon exercise of outstanding options that are exercisable within 60 days of September 30, 2000.

                             FINANCIAL INFORMATION

SELECTED HISTORICAL FINANCIAL DATA OF REMEC

                                                                                               SIX MONTHS
                                                    FISCAL YEAR ENDED JANUARY 31,                ENDED
                                         ---------------------------------------------------    JULY 28,
                                          1996       1997       1998       1999       2000        2000
                                         -------   --------   --------   --------   --------   ----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales..............................  $97,700   $131,643   $191,008   $179,215   $189,189    $119,604
Cost of sales..........................   68,776     95,359    132,349    137,443    143,580      87,377
                                         -------   --------   --------   --------   --------    --------
Gross profit...........................   28,924     36,284     58,659     41,772     45,609      32,227
Operating expenses:
  Selling, general and
    administrative.....................   18,159     23,313     31,210     36,835     38,189      20,236
  Research and development.............    4,707      6,349      7,887     10,903     13,994       8,524
  Transaction costs....................       --         --      1,069         --      3,130          --
                                         -------   --------   --------   --------   --------    --------
    Total operating expenses...........   22,866     29,662     40,166     47,738     55,313      28,760
                                         -------   --------   --------   --------   --------    --------
Income (loss) from operations..........    6,058      6,622     18,493     (5,966)    (9,704)      3,467
Gain on sale of subsidiary.............       --         --      2,833         --         --          --
Interest income (expense) and other,
  net..................................     (426)        15      2,314      3,008      2,601       4,271
                                         -------   --------   --------   --------   --------    --------
Income (loss) before provision for
  income taxes.........................    5,632      6,637     23,640     (2,958)    (7,103)      7,738
Provision (credit) for income taxes....    2,328      3,780      8,886      1,873       (428)      3,170
                                         -------   --------   --------   --------   --------    --------
Net income (loss)......................    3,304      2,857     14,754     (4,831)    (6,675)   $  4,568
Dividend accrued on Preferred Stock....      (80)      (128)        --         --         --          --
                                         -------   --------   --------   --------   --------    --------
Income (loss) applicable to Common
  Stock................................  $ 3,224   $  2,729   $ 14,754   $ (4,831)  $ (6,675)   $  4,568
                                         =======   ========   ========   ========   ========    ========
Earnings per share:
  Basic................................  $   .23   $    .15   $    .65   $   (.20)  $   (.27)   $    .11
  Diluted..............................  $   .23   $    .15   $    .64   $   (.20)  $   (.27)   $    .10
Shares used in per share calculations
  computing earnings per share:
  Basic................................   13,819     17,633     22,535     24,722     25,147      42,383
  Diluted..............................   13,936     17,944     23,228     24,722     25,147      44,730
BALANCE SHEET DATA:
Cash and cash equivalents..............  $ 4,146   $ 75,134   $ 47,966   $ 83,012   $ 34,836    $148,537
Working capital........................   19,575    100,673     99,221    133,807     95,610     218,565
Total assets...........................   53,798    151,524    179,082    218,571    223,929     368,885
Long-term debt.........................    4,781      3,234         --         --      5,049          --
Total shareholders' equity.............   29,722    121,639    145,990    191,607    187,892     326,379

SELECTED HISTORICAL FINANCIAL DATA OF ALLGON

IMPORTANT NOTICE TO READER: SOURCE OF INFORMATION ON ALLGON

     Readers are cautioned to review the Section entitled "Important Notice to
Reader: Source of Information on Allgon" on page 2 of this proxy statement. The balance sheets of Allgon have been converted into U.S. dollars from Swedish Krona using the closing exchange rate at the end of the period. The statements of income and cash flows have been converted into U.S. dollars from Swedish Krona using the average of the monthly exchange rates during the periods presented. The financial statements of Allgon are presented in accordance with accounting principles generally accepted in Sweden.

STATEMENT OF INCOME DATA:
U.S. dollar (millions)

                                                               YEAR ENDED         NINE MONTHS
                                                              DECEMBER 31,    ENDED SEPTEMBER 30,
                                                                  1999               2000
                                                              ------------    -------------------
Net sales...................................................     $257.9             $220.0
Gross income................................................       96.1               71.0
Operating income............................................       14.9                8.0
Income after financial items................................       15.2                5.0
Taxes.......................................................       (5.3)              (2.0)
Minority interest in income.................................       (0.2)                --
Net income for the year.....................................        9.7                3.0

BALANCE SHEET DATA:
U.S. dollar (millions)

                                                            AS OF DECEMBER 31,    AS OF SEPTEMBER 30,
                                                                   1999                  2000
                                                            ------------------    -------------------
Fixed assets..............................................        $ 57.7                 $ 62
Total assets..............................................         161.9                  167
Long-term liabilities.....................................          10.6                   22
Shareholders equity.......................................          81.7                   73

CASH FLOW DATA:
U.S. dollar (millions)

                                                               YEAR ENDED         NINE MONTHS
                                                              DECEMBER 31,    ENDED SEPTEMBER 30,
                                                                  1999               2000
                                                              ------------    -------------------
Change in working capital...................................     $(24.5)             $ (5)
Cash flow from business operations..........................       (3.7)                7
Cash flow after investments.................................      (40.9)              (10)
Change in liquid funds......................................      (19.6)                3

COMPARATIVE HISTORICAL PER-SHARE DATA
(UNAUDITED)

     Set forth below are historical income (loss) per share from continuing operations and book value per common share data of REMEC and Allgon. No common stock dividends were paid by REMEC during the periods presented below.

                                                                                     SIX MONTHS
                                                                 YEAR ENDED        ENDED JULY 28,
                                                              JANUARY 31, 2000          2000
                                                              ----------------    ----------------
REMEC -- Historical:
  Net income (loss) per share:
     Basic..................................................       $ (.27)             $ .11
     Diluted................................................         (.27)               .10
  Book value per common share...............................         7.39               7.39
                                                                   ======              =====

                                                               YEAR ENDED         NINE MONTHS
                                                              DECEMBER 31,    ENDED SEPTEMBER 30,
                                                                  1999               2000
                                                              ------------    -------------------
ALLGON -- Historical:
  Net income (loss) per share:..............................     $ (.34)             $ .12
  Book value per common share...............................       2.87               2.66
                                                                 ======              =====

HISTORICAL FINANCIAL STATEMENTS OF ALLGON

STATEMENTS OF INCOME
US dollar (millions)

                                                                                      YEAR ENDED
                                                                                     DECEMBER 31,
                                                                                         1999
                                                                                     ------------
Net Sales...................................................  Note 2                   $ 257.9
COGS........................................................                            (161.8)
                                                                                       -------
Gross Income................................................                              96.1
Selling Expenses............................................                             (29.5)
Admin Expenses..............................................                             (14.8)
Research and development costs..............................                             (35.9)
Other operating income......................................                               1.9
Other operating expenses....................................                              (2.9)
                                                                                       -------
Operating Income............................................  Notes 3, 4, 5, 6, 7         14.9
RESULTS OF FINANCIAL INVESTMENTS
Interest and similar income items...........................  Note 8                       4.1
Interest and similar loss items.............................  Note 9                      (3.8)
                                                                                       -------
  Total result of financial investments.....................                               0.3
INCOME AFTER FINANCIAL ITEMS................................                              15.2
Tax on net income for the year..............................  Note 10                     (5.3)
Minority interest of net income for the year................  Note 11                     (0.2)
                                                                                       -------
Net income for year.........................................                           $   9.7
                                                                                       =======

BALANCE SHEET
US dollar (millions)

                                                                              AS OF
                                                                           DECEMBER 31,
                                                                               1999
                                                                           ------------
ASSETS
Fixed assets................................................
Intangible fixed assets.....................................    Note 12
Goodwill....................................................                  $ 10.6
                                                                              ------
  Total.....................................................                    10.6
Tangible fixed assets.......................................    Note 13
Buildings and land..........................................                     5.1
Machinery and other technical plant.........................                    11.9
Equipment, tools and installations..........................                    11.3
New construction in progress................................                    18.7
                                                                              ------
  Total                                                                         47.0
FINANCIAL FIXED ASSETS
Other long-term receivables.................................                     0.1
                                                                              ------
  Total.....................................................                     0.1
  Total fixed assets........................................                    57.7
CURRENT ASSETS, INVENTORIES, ETC.
Raw materials and necessities...............................                    21.8
Work in progress............................................                     2.3
Finished products...........................................                    14.0
                                                                              ------
  Total.....................................................                    38.1
CURRENT RECEIVABLES.........................................
Trade accounts receivables..................................                    51.3
Receivables from subsidiaries...............................                      --
Income taxes recoverable....................................                     0.3
Other receivables...........................................                     5.6
Prepaid expenses and accrued income.........................                     2.3
                                                                              ------
  Total.....................................................                    59.5
Cash and bank...............................................    Note 22          6.6
  Total current assets......................................                   104.2
                                                                              ------
  Total assets..............................................                  $161.9
                                                                              ======
EQUITY AND LIABILITIES
Shareholders equity.........................................    Note 15
Restricted equity...........................................
Share Capital...............................................                  $  6.8
Restricted Reserves.........................................                    22.7
                                                                              ------
  Total.....................................................                    29.5
NON-RESTRICTED EQUITY
Non-restricted reserves.....................................                    42.5
Net income for the year.....................................                     9.7
                                                                              ------
  Total.....................................................                    52.2
  Total shareholders' equity................................                    81.7
Minority interest...........................................                     0.3
PROVISIONS
Provisions for pensions.....................................    Note 3           0.1
Provisions for taxes........................................    Note 16          7.1
Provision for guarantees....................................                     0.2
                                                                              ------
  Total.....................................................                     7.4
LONG-TERM LIABILITIES
Bank overdraft facility.....................................    Note 17           --
Liabilities to subsidiaries.................................                      --
Other liabilities...........................................                    10.6
                                                                              ------
  Total.....................................................                    10.6
CURRENT LIABILITIES
Advance payments from customers.............................                     0.1
Trade accounts payable......................................                    29.2
Liabilities to subsidiaries.................................                      --
Tax liabilities.............................................                      --
Other liabilities...........................................                    17.0
Accrued expenses............................................    Note 18         15.6
                                                                              ------
  Total.....................................................                    61.9
                                                                              ------
  Total equity and liabilities..............................                  $161.9
                                                                              ======
Pledged assets
Contingent liabilities......................................    Note 19       $  2.8
                                                                              ======

CASH FLOW ANALYSIS
US dollar (millions)

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                               1999
                                                                           ------------
Net Sales                                                                     $257.9
Operating expenses, adjusted................................                  (233.1)
                                                                              ------
  Total.....................................................                    24.8
Interest received...........................................                     3.9
Interest paid...............................................                    (3.7)
Dividends received..........................................                      --
Income tax paid.............................................                    (4.2)
                                                                              ------
  Total.....................................................                    (4.0)
                                                                              ------
Cash flow from current operations before change in working
  capital...................................................                    20.8
CHANGE IN WORKING CAPITAL (EXCLUDING LIQUID FUNDS)
Inventories.................................................                   (23.1)
Trade accounts receivables..................................                   (17.2)
Other operating receivables.................................                     1.8
Trade accounts payables.....................................                    11.0
Other operating liabilities.................................                     3.0
                                                                              ------
  Total.....................................................                   (24.5)
                                                                              ------
Cash flow from business operations..........................                    (3.7)
INVESTMENT OPERATIONS
Acquisition of tangible fixed assets........................                   (35.7)
Sale of tangible fixed assets...............................                      --
Acquisition of subsidiary...................................    Note 21         (1.5)
                                                                              ------
Cash flow from investment operations........................                   (37.2)
                                                                              ------
Cash flow after investments.................................                   (40.9)
FINANCING OPERATIONS
ST borrowing................................................                    14.5
LT borrowing................................................                     9.7
ST lending..................................................                      --
Dividend paid...............................................                    (2.9)
                                                                              ------
Cash flow from financing operations.........................                    21.3
                                                                              ------
Change in liquid funds......................................                   (19.6)

Liquid funds January 1......................................                    26.4
Change in liquid funds......................................                   (19.6)
Effect of exchange rates on cash............................                    (0.2)
                                                                              ------
Liquid funds at year-end....................................    Note 22          6.6
Unutilized bank overdraft facility..........................                     3.5
                                                                              ------
Unappropriated earnings at year-end.........................                  $ 10.1
                                                                              ======

                                     NOTES
            (Amounts in US dollar millions unless otherwise stated)

NOTE 1. ACCOUNTING PRINCIPLES

     The Annual Report has been prepared in accordance with the Annual Accounts Act. Allgon follows the accounting and evaluation principles of the Swedish Accounting Standards Board and the Swedish Accounting Standards Council.

CONSOLIDATED ACCOUNTS

     The Consolidated Accounts include subsidiaries in which the Parent Company directly or indirectly owns more than 50 percent of the voting rights. The Consolidated Accounts have been prepared in accordance with the Swedish Financial Accounting Standard Council's recommendation regarding consolidated accounts which means that the equity of the subsidiaries on the date of acquisition, stated as the difference between the actual values of the assets and liabilities, are eliminated in full. As a result, the consolidated equity includes only the portion of the subsidiaries' equity that is added after the acquisition.

     When the acquisition value of the shares on consolidation exceeds the value of the Company's net assets stated in the acquisition analysis, the difference is reported as goodwill on consolidation.

     Companies acquired during the year are included in the Consolidated Accounts with amounts that refer to the period after the acquisition. Results of companies sold during the year have been included in the Consolidated Statement of Income for the period until the date of investment.

     Allgon applies the current method for translation of accounts of foreign subsidiaries. This means that assets and liabilities of the foreign subsidiaries are translated at closing day rate. All items in the Statement of Income are translated at the year's average rate. Translation differences are posted direct to consolidated equity.

     On different valuation of assets and liabilities at Group and company level the tax effect is taken into consideration which is reported as deferred income taxes recoverable and deferred tax liability, respectively.

     Intra-Group profit is eliminated in full without taking minority interest into consideration.

     In the Consolidated Statement of Income is reported minority interest in net income for the year. Minority interest in equity of subsidiaries is reported in a separate item in the Consolidated Balance Sheet.

RECEIVABLES

     Receivables are reported at the amounts at which they are expected to be paid following individual evaluation.

RECEIVABLES AND LIABILITIES IN FOREIGN CURRENCY

     Receivables and liabilities in foreign currency have been valued at closing day rate in accordance with the Swedish Accounting Standards Council's recommendation RR8.

     When currency is hedged via forward contracts, the current rate on the day on which the currency is hedged is used on valuation of the underlying receivable or liability. The difference compared with the forward rate on the date the contract was entered into is accrued over the term of the contract and is reported among financial income and expenses.

EXCHANGE GAINS AND EXCHANGE LOSSES

     Realized exchange rate differences including forward cover attributable to sales revenues and operating expenses are reported among other operating income and operating expenses. Exchange rate differences, which have arisen on revaluation of loans and receivables in foreign currency and other financial allocations, are reported as financial income or expense.

REPORTING OF GROUP CONTRIBUTIONS

     Allgon follows the Swedish Accounting Standards Council's statement on reporting of Group contributions which means that Group contributions are reported according to their financial significance. Group contributions, which are paid or received with the objective of minimizing the Group's tax, are reported as a decrease and increase in non-restricted equity, respectively.

REPORTING OF INCOME TAXES

     Allgon follows the Swedish Accounting Standards Council's new recommendation, RR9 applicable to reporting income taxes.

INVENTORIES

     By application of FIFO, inventories are valued at the lower of acquisition and actual value or replacement value on closing date.

SHORT-TERM INVESTMENTS

     Financial investments that are to be retained until maturity are valued at their acquisition value.

LEASING

     The Group has not entered into any financial leasing agreements of significant importance. Financial leasing agreements entered into refer in all essential respects to automobile leasing, the amounts of which have no significant importance for the evaluation of the Group's position and income. Operational leasing agreements of significant importance refer mainly to lease agreements.

COSTS FOR TECHNOLOGY AND PRODUCT DEVELOPMENT AND WARRANTY COSTS

     Costs for technology and product development are written-off as they arise. Estimated costs for product warranty are charged to operating expenses on sale of the product.

FIXED ASSETS

     Tangible and intangible fixed assets are depreciated systematically over their anticipated economic life. The following depreciation periods are applied:

Goodwill.............................................  5 - 10 years    10 - 20%
Office buildings.....................................      50 years          2%
Industrial buildings.................................      25 years          4%
Land improvements....................................      25 years          4%
Machinery and other technical plant..................  2 - 10 years    10 - 50%
Equipment, tools and fittings........................   3 - 5 years    20 - 33%

CASH FLOW ANALYSIS

     The cash flow analysis is prepared in accordance with the indirect method. The reported cash flow comprises only transactions which involve deposits or payments.

     As liquid funds are classified, in addition to cash and bank holdings, short-term financial investments which are subject to only insignificant risks for fluctuations in value and:

     - are traded on the open market at known amounts

     - have a remaining majority of less than three months from date of acquisition.

EXCHANGE RATES

     The following exchange rates (in SEK) have been applied on translation of the statements of income and balance sheets of foreign subsidiaries to Swedish Krona.

    STATEMENTS OF INCOME (AVERAGE RATE DURING THE YEAR)        1999
    ---------------------------------------------------       ------
USD.........................................................    8.27
DEM.........................................................  450.33
GBP.........................................................   13.37
FRF.........................................................  134.27
BRL.........................................................    4.68
FIM.........................................................  148.13
JPY.........................................................    0.07

             BALANCE SHEETS (CLOSING DAY RATE)                 1999
             ---------------------------------                ------
USD.........................................................    8.52
DEM.........................................................  437.84
GBP.........................................................   13.79
FRF.........................................................  130.54
BRL.........................................................    4.73
FIM.........................................................  144.02
JPY.........................................................    0.08

NOTE 2. DISTRIBUTION OF NET SALES ON OPERATIONS AND GEOGRAPHIC MARKETS

                                                                        GROUP
          NET SALES DISTRIBUTED BY OPERATING AREA              1999     SHARE
          ---------------------------------------             ------    -----
System......................................................  $138.3     54%
Mobile Communications.......................................   119.6     46%
                                                              ------
  Total.....................................................  $257.9
                                                              ======

                                                                        GROUP
         NET SALES DISTRIBUTED BY GEOGRAPHIC MARKET            1999     SHARE
         ------------------------------------------           ------    -----
North and South America.....................................  $119.6     46%
Europe......................................................    60.8     24%
Rest of the world...........................................    77.5     30%
                                                              ------
  Total.....................................................  $257.9
                                                              ======

NOTE 3. WAGES, SALARIES, OTHER REMUNERATION AND SOCIAL SECURITY EXPENSES

                                                     1999             SOCIAL SECURITY
                                              WAGES, SALARIES AND     EXP. (OF WHICH
                                              OTHER REMUNERATION     PENSION EXPENSES)
                                              -------------------    -----------------
Parent Company:.............................         $ 2.3                 $ 0.9
                                                                            (0.2)
Subsidiaries:...............................          40.4                  13.9
                                                                            (2.7)
                                                     -----                 -----
  Total Group...............................         $42.7                  14.8
                                                     =====                 =====
                                                                           $(2.9)
                                                                           =====

SENIOR EXECUTIVES' TERMS, REMUNERATIONS, ETC.

     Of the Parent Company's pension expenses, USD 0.05 million relate to the Board of Directors and President. The corresponding amount for the Group is USD
0.12 million.

     In addition to wages, salaries, other remuneration and social security expenses in the table above, costs for bonus and staff foundation of USD 0.12 million for the Parent Company and USD 0.64 million for the Group are included in total personnel expenses. For neither 1998 nor 1998 was any appropriation made to the staff foundation as the conditions for this were not attained.

     The Chairman received a Directors' fee of USD 0.02 million. The other Board Members each received Directors' fees of 0.01 million. In addition, some Board Members were reimbursed for costs. A pension commitment exists for the former President and CEO Per Wejke, who is now a Board Member. The commitment amounts to USD 0.14 million and is reported under the item Provision for pensions.

     The former President and CEO, Torsten Korsell, received a salary and other benefits of USD 0.24 million with a right to reallocate salary to pension.

     An agreement exists with the President and CEO for severance pay of up to one annual salary in addition to a period of notice of one year on the Company giving notice.

     Agreements for severance pay, which are similar to the above, exist for other members of the Corporate Management.

     Customary pension commitments exist for all employees within the framework of a general pension plan.

SHARE OF PENSION SURPLUS FROM SPP

     Allgon has been informed by SPP (Swedish Staff Pension), that the Group's share of SPP's allocation is expected to amount to USD 4.0 million. The amount refers to overpaid pension premiums in previous years. Dates and terms for utilization have not yet been finalized and the amount has therefore not been taken into consideration in the 1999 Accounts.

WAGES, SALARIES AND OTHER REMUNERATION DISTRIBUTED BY COUNTRY AND BETWEEN THE BOARD MEMBERS, ETC., AND OTHER EMPLOYEES

                                                                 1999
                                                    -------------------------------
                                                      DIRECTORS AND
                                                    PRESIDENT OF WHICH      OTHER
                                                       BONUS, ETC.        EMPLOYEES
                                                    ------------------    ---------
Parent Company
Sweden............................................        $ 0.6             $ 1.7
                                                           (0.1)
                                                          -----             -----
  Total Parent Company............................          0.6               1.7

Subsidiaries
Sweden............................................          0.4              30.8
                                                             --
Germany...........................................           --               0.2
USA...............................................          0.2               6.9
                                                             --
Other countries...................................          0.2               1.8
                                                          -----             -----
  Total subsidiaries..............................          0.8              39.7
                                                          -----             -----
  Total Group.....................................        $ 1.4             $41.4
                                                          =====             =====
                                                          $(0.1)
                                                          =====

NOTE 4. DEPRECIATION OF TANGIBLE FIXED ASSETS ACCORDING TO PLAN DISTRIBUTED BY FUNCTION

                                                              GROUP
                                                              1999
                                                              -----
Cost of goods sold..........................................  $ 7.0
Selling expenses............................................    0.3
Administrative expenses.....................................    1.8
Research and development expenses...........................    1.2
                                                              -----
  Total.....................................................  $10.3
                                                              =====

NOTE 5. REMUNERATION TO THE AUDITORS

                                                              GROUP
                                                              1999
                                                              -----
Audit
  PricewaterhouseCoopers....................................  $0.2
Assignments other than the audit
  PricewaterhouseCoopers....................................   0.1
                                                              ----
  Total.....................................................  $0.3
                                                              ====

NOTE 6. OTHER OPERATING INCOME AND OTHER OPERATING EXPENSES

     Operating income includes exchange rate differences relating to operating receivables and operating liabilities as follows:

                                                              GROUP
                                                               1999
                                                              ------
Exchange gains..............................................  $  1.9
Exchange losses.............................................    (2.7)
Other operating income and expenses.........................    (0.2)
                                                              ------
  Total.....................................................  $ (1.0)
                                                              ======

NOTE 7. OPERATIONAL LEASING AGREEMENTS

     Leasing charges paid during the year relating to operational leasing agreements amount to USD 3.4 million in the Group.

     The nominal value of agreed future leasing charges relating to agreements in which the remaining maturity exceeds one year is distributed as follows in the Group.

Matures for payment in 2000.................................  $2.8
Matures for payment in 2001 or later........................   8.1

NOTE 8. INTEREST INCOME AND SIMILAR INCOME ITEMS

                                                              GROUP
                                                              1999
                                                              -----
Interest income.............................................  $0.6
Exchange rate differences...................................   3.3
Other financial income......................................   0.2
                                                              ----
  Total.....................................................  $4.1
                                                              ====

NOTE 9. INTEREST EXPENSES AND SIMILAR LOSS ITEMS

                                                              GROUP
                                                              1999
                                                              -----
Interest expenses...........................................  $(1.5)
Exchange rate differences...................................   (2.3)
                                                              -----
  Total.....................................................  $(3.8)
                                                              =====

NOTE 10. TAX ON NET INCOME FOR THE YEAR

                                                              GROUP
                                                              1999
                                                              -----
Paid tax....................................................  $(2.6)
Foreign tax.................................................   (1.6)
Deferred tax................................................   (1.1)
                                                              -----
  Total.....................................................  $(5.3)
                                                              =====

NOTE 11. MINORITY INTEREST

                                                              GROUP
                                                              1999
                                                              -----
Minority interest in:
Result after financial items................................  $(0.2)
Taxes.......................................................    0.0
                                                              -----
  Total.....................................................  $(0.2)
                                                              =====

NOTE 12. INTANGIBLE FIXED ASSETS

                                                              GROUP
                          GOODWILL                            1999
                          --------                            -----
Acquisition value brought forward...........................  $ 3.1
Expenditure capitalized during the year.....................    8.5
                                                              -----
Accumulated acquisition values carried forward..............   11.6
Amortization brought forward................................   (0.4)
Amortization for the year...................................   (0.6)
                                                              -----
Accumulated amortization carried forward....................   (1.0)
                                                              -----
Planned residual value carried forward......................  $10.6
                                                              =====

NOTE 13. TANGIBLE FIXED ASSETS

                                                              GROUP
                     BUILDINGS AND LAND                        1999
                     ------------------                       ------
Acquisition value brought forward...........................  $  5.0
Purchases...................................................      --
Reclassifications...........................................     0.2
Sales and disposals.........................................      --
                                                              ------
Accumulated acquisition values carried forward..............     5.2
Depreciation brought forward................................      --
Sales and disposals.........................................      --
Reclassifications...........................................    (0.1)
                                                              ------
Accumulated depreciation carried forward....................    (0.1)
                                                              ------
Planned residual value carried forward......................  $  5.1
                                                              ======

                                                              GROUP
            MACHINERY AND OTHER TECHNICAL PLANT                1999
            -----------------------------------               ------
Acquisition value brought forward...........................  $ 18.0
Purchases...................................................    10.5
Reclassifications...........................................    (3.1)
Sales and disposals.........................................    (0.5)
                                                              ------
Accumulated acquisition values carried forward..............    24.9
Depreciation brought forward................................   (10.6)
Sales and disposals.........................................     0.5
Reclassifications...........................................     2.8
Depreciation for the year...................................    (5.8)
Translation difference......................................     0.1
                                                              ------
Accumulated depreciation carried forward....................   (13.0)
                                                              ------
Planned residual value carried forward......................  $ 11.9
                                                              ======

                                                              GROUP
             EQUIPMENT, TOOLS AND INSTALLATIONS                1999
             ----------------------------------               ------
Acquisition value brought forward...........................  $ 17.6
Purchases...................................................     6.8
Sales and disposals.........................................    (0.2)
Reclassifications...........................................     2.8
                                                              ------
Accumulated acquisition values carried forward..............    27.0
Depreciation brought forward................................    (9.0)
Sales and disposals.........................................     0.1
Reclassifications...........................................    (2.6)
Depreciation for the year...................................    (4.3)
Translation differences.....................................     0.1
                                                              ------
Accumulated depreciation carried forward....................  $(15.7)
                                                              ------
Planned residual value carried forward......................  $ 11.3
                                                              ======

                                                              GROUP
                NEW CONSTRUCTION IN PROGRESS                   1999
                ----------------------------                  ------
Balance brought forward.....................................  $  1.3
Costs accrued during the year...............................    17.4
                                                              ------
Balance brought forward.....................................  $ 18.7
                                                              ======

NOTE 14. PARTICIPATION IN SUBSIDIARIES

                                                      NUMBER OF    SHARES OF    BOOK VALUE
                                                       SHARES       CAPITAL        1999
                                                      ---------    ---------    ----------
Allgon Mobile Communications AB.....................   145,000        100%        $ 0.0
Allgon System AB....................................    31,500        100%          0.0
Allgon Microwave AB (formerly Allgon TA AB).........       100        100%          1.2
Allgon Antennspecialisten AB........................       750        100%          0.1
Allgon Innovation AB................................     1,500         60%          0.0
Allgon Enterprises Inc..............................        50        100%          0.0
Allgon System Handels GmbH..........................        --        100%          0.3
Allgon WestCom AB...................................       800         80%          0.0
West Plating AB.....................................     1,000        100%          0.2
Wireless Solutions Sweden AB........................   127,000        100%          8.2
Allgon System Oy....................................     9,170         70%          1.8
3C Scotland Ltd.....................................     1,000        100%          1.4
Allgon Telecom K.K..................................       200        100%          0.1
Allgon Telecom Ltda.................................     2,500        100%          1.0
Allgon Telecom Wuxi Company Ltd.....................        --        100%          0.4
Allgon HK Ltd.......................................       100        100%          0.0
                                                                                  -----
  Total.............................................                              $14.7
                                                                                  =====
     -- Share of votes corresponds with share of
       capital

INFORMATION ABOUT CORPORATE IDENTIFICATION NUMBERS AND REGISTERED OFFICES OF SUBSIDIARIES

                                               CORPORATE ID NUMBER        REG OFFICE
                                               -------------------    ------------------
Allgon Mobile Communications AB..............      556052-7813        Akersberga, Sweden
Allgon System AB.............................      556241-9902              Taby, Sweden
Allgon Microwave AB
  (formerly Allgon TA AB)....................      556499-6436          Goteborg, Sweden
Allgon Antennspecialisten AB.................      556021-6730        Akersberga, Sweden
Allgon Innovation AB.........................      556301-3696             Solna, Sweden
Allgon WestCom AB............................      556534-6185          Goteborg, Sweden
West Plating AB..............................      556552-3437          Munkehal, Sweden
Wireless Solutions Sweden AB.................      556543-0799        Sundbyberg, Sweden
Allgon Enterprises Inc.......................                            Fort Worth, USA
Allgon System Handels GmbH...................                           Hamburg, Germany
Allgon System Oy.............................                         Pattijoki, Finland
3C Scotland Ltd..............................                           Dundee, Scotland
Allgon Telecom K.K...........................                               Tokyo, Japan
Allgon Telecom Ltda..........................                          Sao Paolo, Brazil
Allgon Telecom Wuxi Company Ltd..............                                Wuxi, China
Allgon HK Ltd................................                           Hong Kong, China

                                                              SHARE OF    BOOK VALUE
                    SUBSIDIARY HOLDINGS                       CAPITAL        1999
                    -------------------                       --------    ----------
ND Norsk Data AB............................................    100%         $1.4
                                                                ---          ----
  Total.....................................................                  1.4
                                                                             ====

GROUP COMPANIES' CORPORATE IDENTIFICATION NUMBERS AND REGISTERED OFFICES

                                       CORPORATE ID NUMBER        REG OFFICE
                                       -------------------    ------------------
ND Norsk Data AB.....................      556190-5059        Akersberga, Sweden

NOTE 15. CHANGE IN EQUITY

                                                                                      NON-
                                                           SHARE     RESTRICTED    RESTRICTED
                         GROUP                            CAPITAL     RESERVES      RESERVES     TOTAL
                         -----                            -------    ----------    ----------    -----
Amount at start of year.................................   $6.8        $11.4          $49.8      $68.0
New share issue.........................................     --          6.7             --        6.7
Change in translation difference........................     --         (0.3)           0.1       (0.2)
Transfers between restricted and non-restricted
  equity................................................     --          4.9           (4.9)        --
Dividend................................................     --           --           (2.5)      (2.5)
Net income for the year.................................     --           --            9.7        9.7
                                                           ----        -----          -----      -----
Amount at year-end......................................   $6.8        $22.7          $52.2      $81.7
                                                           ====        =====          =====      =====

     The number of shares in the Parent Company amounts to 28,800,000 with a par value of USD 0.2 each. The shares are represented by 1,014,760 A shares and 27,785,240 B shares.

     As restricted reserves is reported USD 6.7 million referring to newly-issued shares (under registration) for the acquisition of Wireless Solutions Sweden AB.

NOTE 16. DEFERRED TAX

     Deferred tax liability in the Group amounts to USD 7.1 million. Of the Group's deferred tax liability, USD 2.7 million refers to tax on untaxed reserves.

NOTE 17. BANK OVERDRAFT FACILITY

     Granted amount of bank overdraft facility amounts to USD 3.5 million in the Group.

NOTE 18. ACCRUED EXPENSES AND PREPAID INCOME

                                                              GROUP
                                                              1999
                                                              -----
Accrued vacation reserve and other payroll-related
  reserves..................................................  $ 5.0
Accrued commissions.........................................    1.1
Accrued interest expenses...................................    0.1
Other items.................................................    9.4
                                                              -----
  Total.....................................................  $15.6
                                                              =====

NOTE 19. CONTINGENT LIABILITIES

                                                              GROUP
                                                              1999
                                                              -----
Guarantee commitments.......................................  $1.9
Sureties given..............................................   0.9
                                                              ----
  Total.....................................................  $2.8
                                                              ====

NOTE 20. AVERAGE NUMBER OF EMPLOYEES

                                                          1999
                                                  --------------------
                                                  NUMBER OF    OF WHOM
                                                  EMPLOYEES     WOMEN
                                                  ---------    -------
Parent company..................................       29         16
Subsidiaries in Sweden..........................      853        193
Subsidiaries outside Sweden.....................      171         53
                                                    -----        ---
  Total Group...................................    1,053        262
                                                    =====        ===

NOTE 21. ACQUISITION OF SUBSIDIARY

     During the fourth quarter, Wireless Solutions Sweden AB which develops products and systems for wireless communications was acquired. In the Accounts at December 31, 1999, the purchase price was estimated at USD 8.9 million, of which USD 0.7 million referred to an acquired convertible subordinated loan.

Paid in cash................................................  $2.2
Actual value of newly-issued shares.........................   6.7
                                                              ----
          Total.............................................  $8.9
                                                              ====

     Under certain conditions a supplementary purchase price could be paid during the period up to and including 2003. The acquisition has not influenced the Consolidated Statement of Income and has influenced the Consolidated Balance Sheet only marginally.

NOTE 22. LIQUID FUNDS

                                                              GROUP
                                                              1999
                                                              -----
Short-term investments......................................  $ --
Cash and bank...............................................   6.6
                                                              ----
          Total.............................................  $6.6
                                                              ====

     Short-term investments consist of financial instruments with a maturity of up to three months.

NOTE 23. DESCRIPTION OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES AND SWEDEN

     Elements of the Company's accounting principles which are expected to differ from accounting principles generally accepted in the United States (U.S.
GAAP) are described as follows: accounting for business combinations in accordance with APB No. 16, fair value accounting for hedging and financial instruments, accounting for pension plan liabilities in accordance with FAS No. 87, accounting for income taxes in accordance with FAS No. 109 and the capitalization of internal use software as required by SOP 98-1. These differences may lead to potentially significant differences in reported net income and valuation of assets and liabilities in accordance with Swedish GAAP as opposed to U.S. GAAP.

                                     ALLGON

                          INTERIM FINANCIAL STATEMENTS
                        PERIOD ENDED SEPTEMBER 30, 2000

CONDENSED CONSOLIDATED STATEMENT OF INCOME
U.S. DOLLAR (MILLIONS)

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  2000
                                                              -------------
Net Sales...................................................      $ 220
COGS........................................................       (149)
                                                                  -----
Gross Income................................................         71
Selling Expenses............................................        (24)
Admin Expenses..............................................        (14)
R&D Costs...................................................        (30)
Other Operating Income/Expenses.............................          5
                                                                  -----
Operating Income............................................          8
Net financial income/expenses...............................         (3)
                                                                  -----
Income after financial items................................          5
Taxes.......................................................         (2)
Minority interest of net income.............................         --
                                                                  -----
Net income for the period...................................      $   3
                                                                  =====

CONDENSED CONSOLIDATED BALANCE SHEET
U.S. DOLLAR (MILLIONS)

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  2000
                                                              -------------
ASSETS
Fixed assets................................................      $ 62
Current assets..............................................       105
                                                                  ----
Total assets................................................       167
Shareholder's equity........................................        73
Minority interests..........................................        --
Provisions..................................................         6
LT liabilities..............................................        22
Current liabilities.........................................        65
                                                                  ----
Total equity & liabilities..................................      $166
                                                                  ====

CASH FLOW ANALYSIS
U.S. DOLLAR (MILLIONS)

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  2000
                                                              -------------
Cash flow from current operations...........................      $ 12
Change in working capital...................................        (5)
Capital expenditure.........................................       (18)
Cash flow after investments.................................       (10)
Financing...................................................        13
Change in liquid funds......................................      $  3
                                                                  ====

REMEC AND ALLGON COMPARATIVE STOCK PRICES

     Set forth below are the last reported sale prices of REMEC common stock and Allgon Class B shares on October 8, 2000, the last trading day prior to the public announcement of our revised tender offer, and on November [ ], 2000, the last trading day prior to the date of this proxy statement.

                                                           ALLGON      REMEC
                                                           -------    -------
October 6, 2000..........................................  $ 12.22    $ 24.00
November [  ], 2000......................................        []         []

INTERESTS OF CERTAIN PERSONS

     Before REMEC and Allgon entered into discussions regarding the Acquisition, there were no negotiations, transactions or material contracts between REMEC and Allgon or their respective executive officers and directors concerning the election of directors or concerning any merger, consolidation, tender offer or acquisition of securities or assets.

     Directors and executive officers of Allgon have interests in the Acquisition in addition to their interest as Allgon shareholders. As of the record date, the directors and executive officers of Allgon owned an aggregate of 1,116,360 Class A and Class B shares of Allgon.

     The holders of Allgon's Class A shares have agreed with REMEC that they will tender their shares and warrants in the Acquisition. The shares and warrants owned by such holders represent 26.4% of the voting rights and 3.5% of the share capital of Allgon.

ALLGON'S BUSINESS

     Allgon's business is to develop, market and produce radio-based solutions and other products for wireless telephony and data communication.

     The product range consists of antenna systems for infrastructure in mobile telephone networks; filters, combiners and similar products for base stations; repeater networks; microwave equipment; mobile telephone antennas; antenna solutions for vehicles; wireless local networks and Bluetooth products. Customers are operators of mobile telephone networks, system, telephone and vehicle manufacturers as well as distributors.

     Allgon has offices in eight countries on four continents. Its head office is located in Stockholm, Sweden. Sales are made to some 60 countries of which 97 percent involve customers outside Sweden. Allgon was formed in 1946. The Allgon shares were first listed on the OM Stockholm Stock Exchange in 1988. Allgon's operations are carried out through various divisions of Allgon including the following: Business Areas Systems, Allgon Mobile Communications ("AMC"), Allgon Microwave and Allgon Wireless Solutions.

BUSINESS AREA SYSTEMS

     Business Area Systems develops, markets and produces radio-based solutions and other products for wireless telephony and data communication. The product range comprises systems and components for base stations, repeater networks and antenna systems. This division is organized into three business segments:
Antenna Systems, Repeater Networks and Radio Equipment. Approximately 98 per cent of the division's sales are made to countries outside Sweden, of which North America accounts for the largest share.

AMC

     AMC develops, markets and produces radio solutions for various types of user terminals, of which mobile telephones constitute the largest portion. Other user terminals are satellite telephones, computers and other types of machine as well as antenna applications in vehicles. This division primarily addresses the mobile telephony industry and vehicle industry and is therefore divided into these two business segments. Approximately 96 per cent of sales are made to customers outside Sweden, mainly Europe, Asia and North America. Primary customers are large manufacturers of mobile telephones. These customers frequently have production facilities on several continents and therefore act as global customers.

MICROWAVE

     The Microwave division develops, produces and markets an extensive product range within the microwave radio segment. Microwave radio is used in all types of communication networks for wireline telephone traffic and also extensively in private networks for industries, companies, municipalities and county councils.

WIRELESS SOLUTIONS

     Wireless Solutions seeks to replace PC cords and network cabling and to connect the coming wave of Internet appliances to users and networks, not with wires, rather via spectrum. Wireless Solutions are helping make possible a number of applications based on standards and concepts such as Wireless LAN, Bluetooth, and Telemetry. As part of this strategy Wireless Solutions will combine GSM and GPRS/ EDGE with other wireless technologies to create global mobility.

     Allgon's business concept is to develop, market and produce radio-based solutions and other products for wireless telephony and data communication.

     The product range comprises:

     - antenna systems for infrastructure

     - filter, combiners and similar products for base stations

     - repeater networks

     - microwave radio

     - mobile telephone antennas

     - antenna solutions for vehicles

     - wireless local networks

     - blue tooth products

     Customers include system operators and manufacturers, terminal manufacturers, vehicle manufacturers and distributors.

ALLGON'S STRATEGY

     - Concentrate on wave propagation products for mobile telephony

     - Focus on product development and technical know-how

     - Develop complete subsystems

     - Create a strong marketing organization

     - Build an extensive network of high-quality, flexible subcontractors

MARKET FOR ALLGON SHARES AND DIVIDENDS

     Allgon's Class B stock is quoted on the OM Stockholm Exchange and traded under the symbol "ALLG-B." The table below sets forth for the periods indicated the high and low closing sale prices per share of Allgon Class B stock. For current price information with respect to Allgon Class B stock, you are urged to consult publicly available sources. Allgon has never declared or paid any cash dividends on Allgon

Class B stock. Allgon's Class A stock is not publicly registered or listed for trading. For exchange rates used in this presentation, we refer you to the section titled "Currency Presentation and Exchange Rates" on page 50.

                                                                ALLGON STOCK
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
FISCAL YEAR ENDED December 31, 1998
First Quarter...............................................  $12.22    $10.13
Second Quarter..............................................   10.47      8.03
Third Quarter...............................................    8.71      5.31
Fourth Quarter..............................................    9.01      4.87

FISCAL YEAR ENDED December 31, 1999
First Quarter...............................................    9.44      7.30
Second Quarter..............................................   11.39      7.79
Third Quarter...............................................   10.17      8.67
Fourth Quarter..............................................   16.70      8.96

FISCAL YEAR ENDED December 31, 2000
First Quarter...............................................   27.16     14.31
Second Quarter..............................................   19.96     10.22
Third Quarter...............................................   13.83      8.81
Fourth Quarter (through October 27, 2000)...................   14.41     10.51

                      YOUR RIGHTS TO DISSENT AND APPRAISAL

     THE FOLLOWING IS A BRIEF SUMMARY OF SECTIONS 1300 TO AND INCLUDING 1312 OF THE CALIFORNIA CORPORATIONS CODE, WHICH SETS FORTH THE PROCEDURES FOR REMEC SHAREHOLDERS TO DISSENT FROM THE ACQUISITION AND TO DEMAND STATUTORY APPRAISAL RIGHTS UNDER THE CALIFORNIA CORPORATIONS CODE. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO THE RIGHTS OF REMEC SHAREHOLDERS TO AN APPRAISAL OF THE VALUE OF THEIR SHARES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 1300 TO AND INCLUDING 1312 OF THE CALIFORNIA CORPORATIONS CODE, THE FULL TEXT OF WHICH IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. FAILURE TO FOLLOW THE FOLLOWING PROCEDURES EXACTLY COULD RESULT IN THE LOSS OF DISSENTER'S RIGHTS.

     Under Sections 181 and 1201 of the California Corporations Code, the Acquisition constitutes a "reorganization." Chapter 13 of the California Corporations Code provides appraisal rights for shareholders dissenting from reorganizations in certain circumstances. REMEC shareholders will be entitled to dissent and seek appraisal for their shares of REMEC common stock if either of the following criteria are satisfied:

     - the shares for which appraisal rights are sought must possess restrictions on transfer (for example, the shares must be "restricted securities" not registered pursuant to the Securities Act and must not be eligible for unrestricted resale pursuant to Rule 144(k) of the Securities Act)

     OR

     - 5% or more of the outstanding shares of REMEC common stock (i.e., approximately 2,222,500 shares of REMEC common stock) must dissent from the Acquisition Proposal and demand appraisal.

     If you want to dissent from the Acquisition Proposal and demand appraisal of your shares of REMEC common stock, you must follow the procedures described below. You must follow these procedures exactly or your right to dissent may be lost. There are strict time limits associated with your right to dissent and seek appraisal. Note, however, that if your shares do not possess restrictions on transfer, you will not have the right to dissent unless a total of 5% or more of the outstanding shares of REMEC common stock exercise their right to dissent. Since you will not know whether sufficient shares exercise their right to dissent until after the Special Meeting, you should comply with the procedures below if you wish to dissent. We will then advise you whether sufficient shares have dissented.

     If you wish to dissent and require us to repurchase your shares of REMEC common stock, you must:

          (a) make written demand upon us advising of your desire to dissent from the Acquisition Proposal and seek appraisal for your shares of REMEC common stock. We must receive your written demand not later than the date of the Special Meeting. You can send this written demand to either our address as set forth in our notice of special meeting accompanying this proxy statement or to our transfer agent. Our transfer agent's address is ChaseMellon Shareholder Services, 400 South Hope Street, 4th Floor, Los Angeles, California 90071, Attn.: Rosa Bautista. Your written demand must set forth your name and address, the number of shares which you demand that REMEC repurchase and a statement as to what you believe the fair market value of such shares to be as of the day before the announcement of the Acquisition Proposal;

          (b) affirmatively vote against the Acquisition Proposal. If you timely submit to us a written demand for dissent and affirmatively vote against the Acquisition Proposal, we will send you a notice of approval of the Acquisition Proposal if (i) shareholder approval for the Acquisition Proposal is obtained and (ii) your shares qualify for dissent and appraisal in either manner outlined above; and

          (c) submit, within 30 days after the date on which the notice of approval of the Acquisition Proposal by the REMEC shareholders is mailed to you, at our principal office or at the office of our transfer agent, (i) if the shares for which you are dissenting are certificated, the certificates representing any shares for which you are making demand for repurchase, with a statement regarding which of the shares are dissenting shares, or
     (ii) if the shares for which you are dissenting are uncertificated, written notice of the number of shares which you demand that we repurchase.

     Simply failing to vote for, or voting against, the Acquisition Proposal will not be sufficient to constitute the demand described above. You must exactly follow the procedures described above.

     As discussed above, within 10 days after the date of approval of the Acquisition Proposal, we will mail to each appropriately dissenting shareholder a notice of approval of the Acquisition Proposal together with a statement of the price determined by us to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights under the California Corporations Code. The statement of the price of the shares will constitute an offer by us to repurchase any dissenting shares at the price stated therein. If we and the dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of their agreement. Subject to the provisions of the California Corporations Code, payment of the fair market value of the dissenting shares will be made within 30 days after agreement or after satisfaction of any statutory or contractual condition, whichever is later, and upon surrender of the certificates therefor (if certificated) or written notice of repurchase (if uncertificated).

     If we deny that the shares are dissenting shares or if we and the dissenting shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date on which notice of approval of the Acquisition Proposal by the REMEC shareholders is mailed to the shareholder, and not thereafter, may file a complaint in the Superior Court of the State of California requesting the court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any pending action for the appraisal of any shares of REMEC common stock.

     To the extent that the provisions of Chapter 5 of the California Corporations Code prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of REMEC for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the California Corporations Code.

                                 OTHER MATTERS

     No other matters may be brought before the Special Meeting by anyone other than our board of directors. At the date of this proxy statement, our board of directors does not know of any business that it will present at the Special Meeting other than as set forth in the notice accompanying this proxy statement. If any other manner should properly be brought before the Special Meeting by our board of directors, it is intended that a supplement or amendment to this proxy statement describing the matter will be sent to all REMEC shareholders entitled to vote.

               SHAREHOLDER PROPOSALS FOR OUR 2001 ANNUAL MEETING

     Proposals of shareholders of REMEC that are intended to be presented by such shareholders at our 2001 Annual Meeting and that the shareholders desire to have included in REMEC's proxy statement must be received by the Secretary of REMEC no later than January 1, 2001 in order that they may be considered for possible inclusion in REMEC's proxy statement and form of proxy relating to that meeting. In order to avoid controversy, shareholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery. With respect to shareholder proposals and direction nominations that are not sought to be included in REMEC's proxy statement and form of proxy relating to our 2001 annual meeting, our bylaws require that advance notice of such proposals be delivered to or mailed and received by, us no later than close of business on March 21, 2001.

                    CURRENCY PRESENTATION AND EXCHANGE RATES

     In this proxy statement, currency amounts are expressed in U.S. dollars and Swedish Kronas. REMEC prepares its consolidated financial statements in U.S. dollars and in accordance with accounting principles generally accepted in the United States. Allgon prepares its financial statements in Swedish Kronas and in accordance with Swedish generally accepted accounting principles. For the convenience of the reader, this proxy statement may present translations into U.S. dollars or Swedish Kronas. REMEC does not represent that the Swedish Kronas amounts actually represent dollar amounts or that it is possible to convert them into dollars at the rates indicated or at any other rate.

HISTORICAL EXCHANGE RATES

     The following table sets forth for the years 1997 to 1999 and the nine months ended September 30, 2000 the high and low interbank rates for one Swedish Krona expressed in U.S. dollars, as well as the respective average interbank rates during such periods, and the respective interbank rates at the end of such periods.

                                                   YEAR ENDED DECEMBER 31,
                                                 ---------------------------      PERIOD ENDING
                                                  1997      1998       1999     SEPTEMBER 30, 2000
                                                 ------    -------    ------    ------------------
                                                             US$
High...........................................  0.1463     0.1323    0.1302          0.1206
Low............................................  0.1230     0.1180    0.1148          0.1008
Average........................................  0.1312    0.12590    0.1211          0.1124
Period End.....................................  0.1264     0.1231    0.1173          0.1030

     As of [            ], 2000, the latest practicable date for which exchange
rate information was available prior to the printing of this document, the average interbank rate for one Swedish Krona expressed in U.S. dollars was
$[          ].

                      DOCUMENTS INCORPORATED BY REFERENCE

     This proxy statement incorporates documents by reference that are not presented in or delivered with this document. All documents filed by REMEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and before the date of the Special Meeting are incorporated by reference into and deemed to be a part of this proxy statement from the date of filing of those documents. You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.

     This proxy statement incorporates by reference the documents listed below that REMEC has previously filed with the Securities and Exchange Commission.

     - Annual Report on Form 10-K for the year ended January 31, 2000;

     - Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2000 and July 28, 2000; and

     - Current Report on Form 8-K dated March 8, 2000.

     Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     The documents incorporated by reference into this proxy statement are available from us upon request. We will provide a copy of any of the information that is incorporated by reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement) to you, without charge, upon written or oral request.

                             REQUESTS FOR DOCUMENTS

     Requests for documents relating to REMEC should be directed to our Secretary at 9404 Chesapeake Drive, San Diego, California 92123, telephone (858) 560-1301.

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

     Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
                                     20549,
                            telephone 1-800-SEC-0330
 New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York
                                     10048
 Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400,
                          Chicago, Illinois 60661-2511

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding REMEC. The address of the Securities and Exchange Commission website is http://www.sec.gov.

     We have not filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to REMEC's common stock to be issued in the Acquisition on the basis that the issuance is exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Rule 802 promulgated pursuant to such Act. A copy of the Swedish prospectus (in English) relating to the Acquisition will be provided to the Securities and Exchange Commission pursuant to the requirements of Rule 802.

     THIS DOCUMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED IN THIS DOCUMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

                                                                         ANNEX A

                   FAIRNESS OPINION OF DAIN RAUSCHER WESSELS

                       [DAIN RAUSCHER WESSELS LETTERHEAD]

October 31, 2000

The Board of Directors of REMEC, Inc.
9404 Chesapeake Drive
San Diego, CA 92123

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to REMEC, Inc. ("REMEC") of the aggregate cash and stock consideration proposed to be paid to holders of Class A and Class B common stock and warrants to purchase shares of Class B common stock (the "Warrants") of Allgon AB (publ.) ("Allgon"), a Swedish company, in the transaction described below. You have advised us that you intend to commence a tender offer (the "Tender Offer") for up to all of the currently issued and outstanding shares of Allgon common stock (Class A and Class B) and Warrants pursuant to a Public Offer to be dated on or about November 15, 2000 (the "Offer to Purchase"). The Offer to Purchase provides for the exchange of shares of REMEC common stock (in the form of Swedish Depositary Receipts (SDRs)) at an exchange ratio which adjusts in certain circumstances depending upon the average share price of REMEC common stock during the ten trading day period ending two days prior to the expiration of the Tender Offer, up to a maximum aggregate of 18,210,000 shares. The Offer to Purchase also provides for an election by holders of Allgon common stock to receive cash in lieu of REMEC common stock for up to 500 shares of Allgon common stock at an offer price of 161 Swedish Krona (SEK) net to seller per share, with a further option to receive cash in lieu of REMEC common stock to the extent the amount of shares initially tendered for cash is less than 125 million U.S. dollars (USD) based on the implied value of REMEC common stock to be exchanged in the Tender Offer, up to a maximum aggregate of USD 125 million. The Offer to Purchase is subject to a number of conditions, including that at least 66.67% of the outstanding shares and voting power of Allgon common stock are tendered pursuant to the Offer to Purchase and shareholders of REMEC approve the transaction.

     REMEC has purchased additional shares of Allgon common stock in the public market prior to the date hereof (collectively "Open Market Purchases"). The Tender Offer and the Open Market Purchases are collectively herein referred to as the "Acquisition." The aggregate of the cash and stock consideration proposed to be paid by REMEC to holders of Allgon common stock and Warrants in the Acquisition as described in the Offer to Purchase is herein referred to collectively as the "Consideration."

     Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher Wessels"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     We are acting as financial advisor to REMEC in connection with the Acquisition and will receive a fee for our services, a portion of which is contingent upon the consummation of the Acquisition. We will also receive a fee for providing this opinion. This opinion fee is not contingent upon the consummation of the Acquisition. In addition, REMEC has agreed to indemnify us for certain liabilities arising out of our engagement. We make a market in and provide research coverage on the common stock of REMEC. In the ordinary course of business, we and our affiliates may trade securities of REMEC for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We have provided investment banking services for REMEC in the past for which we have received customary fees.

     In connection with our review of the Acquisition, and in arriving at our opinion, we have: (i) reviewed the draft dated October 26, 2000 of the Offer to Purchase; (ii) reviewed and analyzed certain publicly available financial and other data with respect to Allgon and REMEC and certain other historical relevant operating data relating to Allgon and REMEC made available to us from published sources and from the internal records of Allgon and REMEC; (iii) internal financial information of Allgon and REMEC prepared for financial planning purposes and furnished by management of REMEC and Allgon; (iv) conducted discussions with members of the senior management of Allgon and REMEC with respect to the business prospects and financial outlook of Allgon, REMEC and the combined company; (v) reviewed the reported prices and trading activity for REMEC and Allgon common stock; (vi) compared the financial performance of Allgon and the prices of Allgon common stock with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (viii) compared the transaction premium paid to the holders of Allgon common stock to the transaction premiums paid in selected publicly disclosed transactions; (ix) reviewed and analyzed projected cash flows of Allgon; and (x) reviewed and analyzed the estimated pro forma contribution of Allgon and REMEC to the combined company and the estimated pro forma effect on the earnings per share of REMEC following the combination. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information (and English language translations thereof) provided to us by Allgon and REMEC (including, without limitation, the financial statements and related notes thereto of Allgon and REMEC), and have not assumed responsibility for independently verifying and have not independently verified such information. With respect to Allgon, we have been furnished with financial statements and data indicated to have been prepared in accordance with Swedish generally accepted accounting principles. We have, with your concurrence, relied upon such information in preparing our opinion, made no independent review or investigation of differences, or the materiality thereof, that may exist between Swedish generally accepted accounting principles and United States generally accepted accounting principles, and make no representation as to the effect such differences, if any, might have on the comparability of such information for purposes of our analyses.

     With respect to the data and discussions relating to the business prospects and financial outlook of Allgon and REMEC, upon advice of REMEC, we have assumed that such data has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Allgon and REMEC as to the future financial performance of Allgon and REMEC and that Allgon and REMEC will perform substantially in accordance with such financial data and estimates. We express no opinion as to such financial data and estimates or the assumptions on which they were based.

     In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of Allgon and have not been furnished with any such appraisals or valuations. In addition, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Allgon. Additionally, we have not been asked and did not consider the possible effects of any litigation or other legal claims. Our opinion relates to Allgon as a going concern and, accordingly, we express no opinion regarding its liquidation value.

     Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, currency exchange, legal or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

     Our advisory services and the opinion expressed herein are provided for the information and assistance of the board of directors in connection with its consideration of the Acquisition, and does not constitute a recommendation to any stockholder of REMEC regarding how to vote regarding the Acquisition and issuance of the REMEC common stock in the Tender Offer. This opinion shall not be otherwise published or used, nor shall any public references to us be made, without prior written consent. We express no views as to, and our opinion does not address, the merits of the underlying decision by REMEC to engage in the Open Market Purchases, Tender Offer and Acquisition, or the relative merits of the Open Market Purchases, Tender Offer and Acquisition as compared to any alternative business strategies.

     Our analyses have been conducted on the assumption that the Tender Offer will be fully subscribed, and that, together with the Open Market Purchases, will result in the acquisition of all the outstanding equity in Allgon. Our opinion is directed at the aggregate consideration payable in the Tender Offer pursuant to the Offer to Purchase and in the Open Market Purchases as detailed by management of REMEC. We did not review or analyze, and our opinion does not address, the allocation of consideration among various classes of holders of Allgon common stock and Warrants. Our opinion addresses solely the fairness of the Consideration to be paid to the holders of Allgon common stock and Warrants in the Acquisition and does not address any other term or agreement relating to the Acquisition, or the ability of REMEC to finance or otherwise successfully consummate the Acquisition.

     We are not expressing any opinion herein as to the prices at which Allgon or REMEC common stock have traded or will trade in the future.

     Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration proposed to be paid in the Acquisition for the common stock and Warrants of Allgon is fair, from a financial point of view, to REMEC as of the date hereof.

                                          Very truly yours,

                                          /s/ DAIN RAUSCHER WESSELS

                                          DAIN RAUSCHER WESSELS,
                                          a division of Dain Rauscher
                                          Incorporated

                                                                         ANNEX B

                         CHAPTER 13. DISSENTERS' RIGHTS

     1300  RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING
                             SHAREHOLDER" DEFINED.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301,1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation: and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

                           1301  DEMAND FOR PURCHASE.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

                          1302  ENDORSEMENT OF SHARES.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

                     1303  AGREED PRICE -- TIME OF PAYMENT.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

                  1304  DISSENTER'S ACTION TO ENFORCE PAYMENT.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                 1305  APPRAISERS' REPORT -- PAYMENT -- COSTS.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

               1306  DISSENTING SHAREHOLDERS' STATUS AS CREDITOR.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

                1307  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

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

       1308  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

              1309  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

        1310  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

                              1311  EXEMPT SHARES.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

             1312  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

PROXY

                                   REMEC, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoint(s) Ronald E. Ragland, Errol Ekaireb and Michael D. McDonald, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of REMEC, INC. which the undersigned shall be entitled to vote at the Special Meeting of Shareholders to be held on December 20, 2000, and at any adjournments or postponements thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


Proposal 1.          APPROVAL OF THE ACQUISITION    FOR     AGAINST     ABSTAIN
                     PROPOSAL                       [ ]       [ ]         [ ]

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ACQUISITION PROPOSAL. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

Signature(s)                                   Dated:                     , 2000
             -----------------------------             -------------------


Signature(s)                                   Dated:                     , 2000
             -----------------------------            --------------------

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.